Exhibit 10.1

OFFICE PREMISES LEASE

FROM:	0775021 BC Ltd.

TO:	AbCellera Biologics Inc.

DATE OF LEASE:	June 2, 2017

PROPERTY:	2215 Yukon Street, Vancouver, BC

PREMISES:	20,996 square feet comprising 9,300 square feet on the first floor and 11,696 square feet on the second floor

LEASE

INDEX

ARTICLE 1	BASIC TERMS, SCHEDULES, DEFINITIONS	1

1.01	Summary of Basic Terms	1
1.02	Definitions	3
1.03	Schedules	7

ARTICLE 2	INTENT AND INTERPRETATION	8

2.01	Net Lease	8
2.02	Landlord and Representative to Act Reasonably and in Good Faith	9
2.03	Decision of Expert to be Binding	9
2.04	Entire Agreement	9
2.05	General Matters of Intent and Interpretation	9

ARTICLE 3	GRANT OF TERM	10

3.01	Grant and Term	10
3.02	Adjustment of Area	10
3.03	Acceptance and Construction of Premises	11
3.04	Quiet Enjoyment	11
3.05	Use of Commen Elements	11

ARTICLE 4	RENT	11

4.01	Covenant to Pay	11
4.02	Basic Rent	11
4.03	Additional Rent	11
4.04	Payment of Taxes, Operating Costs and Management Fee Based Upon Landlord’s Estimates and Subject to Adjustment	12
4.05	Security Deposit	13
4.06	Payments Generally	13

ARTICLE 5	TAXES	14

5.01	Taxes – Definition	14
5.02	Taxes Payable by the Landlord	15
5.03	Taxes Payable by the Tenant	15
5.04	Business Taxes and other Taxes of the Tenant	15
5.05	Tenant’s Responsibility	16

ARTICLE 6	BUILDING AND COMMON ELEMENTS, OPERATION, REPAIR, MAINTENANCE, CONTROL AND PAYMENT	16

6.01	Operation of Building	16
6.02	Maintenance and Repairs by the Landlord	16
6.03	Control of the Building by the Landlord	17
6.04	Relocation of Premises	18
6.05	Tenant’s Payments of Operating Costs	19

ARTICLE 7	UTILITIES AND HEATING, VENTILATING AND AIR-CONDITIONING AND LANDLORD SERVICES	22

7.01	Utilities and Heating, Ventilating and Air-Conditioning and Landlord Services	22
7.02	Charges for Utilities	24
7.03	Additional Services to the Premises	25

ARTICLE 8	USE OF PREMISES	25

8.01	Use of the Premises	25
8.02	Conduct of Business and Prohibited Activities	26
8.03	Compliance with Laws	26
8.04	Directory Board, Signs and Advertising	27
8.05	Discharge and Release of Hazardous Substances	27
8.06	Waste Disposal	28
8.07	Special Indemnity	28

ARTICLE 9	INSURANCE AND INDEMNITY	29

9.01	Landlord’s Insurance	29
9.02	Tenant’s Insurance	29
9.03	Increase in Premiums	31
9.04	Cancellation of Insurance	31
9.05	Loss or Damage	32
9.06	Indemnification of the Landlord	32

ARTICLE 10	MAINTENANCE, REPAIRS AND ALTERATIONS BY THE TENANT	33

10.01	Maintenance and Repairs by the Tenant	33
10.02	Approval of the Tenant’s Alternations	33
10.03	Repair Where the Tenant is at Fault	35
10.04	Tenant not to Overload	35
10.05	Removal and Restoration by the Tenant	35
10.06	Tenant to Discharge Encumbrances	36

ARTICLE 11	DAMAGE AND DESTRUCTION AND EXPROPRIATION	36

11.01	Interpretation of Article 11	36
11.02	Damage to Premises	37
11.03	Damage to the Building	38
11.04	Expropriation of the Building or the Premises	39
11.05	Awards	39
11.06	Architect’s Certificate	39

ARTICLE 12	ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS	40

12.01	Transfers	40
12.02	Landlord’s Right to Terminate	42
12.03	Terms and Conditions Relating to Transfers	42
12.04	No Advertising of the Premises	44
12.05	Sales and Other Disposition by the Landlord	44

ARTICLE 13	ACCESS AND ALTERATIONS	44

13.01	Right of Entry	44

ARTICLE 14	STATUS STATEMENTS, SUBORDINATION AND ATTORNMENT	45

14.01	Status Statements	45
14.02	Subordination and Attornment	46
14.03	Attorney	46

ARTICLE 15	DEFAULT	46

15.01	Events of Default	46
15.02	Remedies Upon and Event of Default	48
15.03	Landlord May Cure the Tenant’s Default	49
15.04	Waiver of Exemption from Distress	49
15.05	Application of Money	49
15.06	Remedies Generally	49

ARTICLE 16	MISCELLANEOUS	50

16.01	Rules and Regulations	50
16.02	Overholding – No Tacit Renewal	50
16.03	Relationship of Parties – No Partnership of Agency	50
16.04	Accord and Satisfaction	50
16.05	Tenant Partnership	50
16.06	Waiver	51
16.07	Successors	51
16.08	Force Majeure	51
16.09	Notices	51
16.10	Management of the Building	52
16.11	Registration	52
16.12	Survival of Obligations	52
16.13	Inducement to Lease	52

Schedule “A”	Legal Description of Lands
Schedule “B”	Floor Plan of the Premises
Schedule “C”	Landlord’s and Tenant’s Work
Schedule “D”	Rules and Regulations
Schedule “E”	Special Provisions

THIS LEASE is dated the 2nd day of June, 2017 and is made

BETWEEN

0775021 BC Ltd.

(the “Landlord”)

-and-

AbCellera Biologics Inc.

(the “Tenant”)

ARTICLE 1

BASIC TERMS AND DEFINITIONS

1.01	SUMMARY OF BASIC TERMS

a.	“Building Name” means – “•” subject to Section 6.03(a)(vi).

b.	Address of Landlord:	c/o Avison Young Commercial Real Estate (B.C.) Inc Suite 2900, 1055 West Georgia Street Vancouver, B.C. V6E 3P3

c.	Address of Tenant:	c/o Avison Young Commercial Real Estate (B.C.) Inc. Suite 2900, 1055 West Georgia Street Vancouver, B.C. V6E 3P3

d.	Premises	The first and second floors of 2215 Yukon Street, Vancouver, BC, as shown on Schedule “B”.

e.	Rentable Area of the Premises:	Approximately Twenty Thousand Nine Hundred Ninety Six (20,996) square feet, subject to re-measurement in accordance with the most recent BOMA measurement standard, and otherwise subject to Section 3.02.

f.	(1) Commencement. Date:	January 1,2018

	(2) Term:	commencing on the Commencement Date and expiring December 31, 2027.

g.	Fixturing Period:	a maximum of One Hundred Fifty Three (153) days prior to the Commencement Date (subject to Section 16.08), as more particularly set out in Schedule E – Special Provisions, hereto.

h.	Basic Rent (subject to Section 4.02):

Years	Annual Rate Per square Foot (of Rentable Area)	Per Year	Per Month
Years 1-2	$27.50	$577,390.00	$48,115.83
Years 3-5	$28.50	$598,386.00	$49,865.50
Years 6-7	$30.50	$640,378.00	$53,364.83
Years 8-10	$32.50	$682,370.00	$56,864.17

*

plus the part of the month, if any, from the Commencement Date to and including the last day of the month in which the Commencement Date occurs, in the event that the Commencement Date is not the first day of a month.

i.

“Advance Rent” means the sum of Two Hundred Seven Thousand Three Hundred Thirty-Five Dollars and Forty-Nine Cents ($217,702.26) paid by the Tenant to the Landlord, receipt of which is hereby acknowledged by the Landlord, to be held without interest and to be applied on account of the Rent payable for the first three months of the Term, plus applicable taxes.

j.	“Security Deposit” means the sum of Seventy-Seven Thousand Eight Hundred Sixty Dollars and Seventeen Cents ($81,753.18) subject to Section 4.05.

k.	“Inducement to Lease” means the sum of Twenty ($20.00) per square foot of Rentable Area of the Premises subject to Section 16.13 and Section 1 of Schedule “E”.

The terms set out above are intended to be only a summary of certain basic terms of this Lease which are supplemented by various provisions set out later in this Lease which are applicable thereto.

1.02	DEFINITIONS

The following definitions apply in this Lease:

“Accounting Period” means a calendar year or such other accounting period, not exceeding sixteen (16) months, as the Landlord may, upon notice to the Tenant, adopt from time to time for the Building.

“Additional Rent” means those amounts payable by the Tenant under Section 4.03 together with all other money payable by the Tenant under this Lease (except Basic Rent), whether or not it is designated “Additional Rent”.

“Applicable Laws” means all statutes, laws, by-laws, rules, regulations, ordinances, orders and requirements of a governmental, quasi-governmental or other public authority having jurisdiction over any matter.

“Architect” means an accredited architect chosen by the Landlord from time to time.

“Basic Rent” means the rent payable pursuant to Section 4.02.

“Building” means the lands described in Schedule “A”, as they are altered, reduced or expanded from time to time and all buildings, structures, improvements, equipment, facilities and appurtenances serving them or located on or in them from time to time, including, without limitation, the Common Elements and Parking Facilities.

“Business Hours” means the hours from 6:00 a.m. to 6:00 p.m. Monday to Friday, inclusive, of each week, holidays excepted, or any such extended periods of hours and days as the Landlord, acting reasonably, may designate from time to time. The Landlord may, at its option, designate from time to time different business hours for retail tenants and, when reasonably required, for other tenants.

“Business Taxes” has the meaning set out in Section 5.01 of this Lease.

“Capital Tax” is an amount determined by multiplying each of the “Applicable Rates” by the “Building Capital” and totaling the products. “Building Capital” is the amount of capital which the Landlord determines, without duplication, is invested from time to time by the Landlord, the Owners, or all of them, in doing all or any of the following: acquiring, developing, expanding, redeveloping, leasing and improving the Building. Building Capital will not be increased by any financing or refinancing except to the extent that the proceeds are invested directly as Building Capital. An “Applicable Rate” is the capital tax rate specified from time to time under any statute of Canada and any statute of the Province which imposes a tax in respect of the capital of corporations. Each Applicable Rate will be considered to be the rate that would apply if none of the Landlord or the Owners employed capital outside of the Province. For greater certainty, Capital Tax includes federal large corporation tax and provincial capital tax.

“Commencement Date” means the date determined pursuant to Section 1.01(f)(1).

“Common Elements”: (a) the areas, facilities, utilities, improvements, equipment and installations (collectively, “elements”) in the Building that, from time to time, are not intended to be leased to tenants of the Building, or are designated from time to time as Common Elements by the Landlord, (b) the elements outside the Building that serve the Building (or any part of it) and are designated by the Landlord from time to time as part of the Common Elements, and (c) the elements in or on Leasable Premises that are provided for the benefit of the tenants of the Building and their employees, customers and other invitees in common with others entitled to use them. The Common Elements include, but are not limited to, the roof, exterior wall assemblies including weather walls, exterior and interior structural components and bearing walls in the buildings and improvements in the Building; equipment, furniture, furnishings and fixtures; electronic systems such as music, fire prevention, security and communication systems; columns; pipes; electrical, plumbing, drainage, mechanical and other installations, equipment or services in the Building or related to it, as well as the structures housing them; and the HVAC System.

“Event of Default” means any event specified as such in Section 15.01.

“Expert” means any architect, engineer, chartered accountant, quantity surveyor, or other professional consultant, in any case appointed by the Landlord and, in the reasonable opinion of the Landlord, qualified to perform the function for which he is retained.

“Fixturing Period” means the period described in Section 4.02 of Schedule “C”.

“Hazardous Substance” means any substance or thing or mixture of them which alone, or in combination, or in concentrations, are flammable, corrosive, reactive or toxic or which might cause adverse effects or be deemed detrimental to living things or to the environment, including, but not limited to, any pollutant, contaminant, toxic or hazardous substance, such as by way of example, urea formaldehyde, asbestos, polychlorinated biphenyl, pesticides, or any other substance the removal, manufacture, preparation, generation, use, maintenance, storage, transfer, handling or ownership of which is subject to Applicable Laws.

“HVAC System” means all interior climate control (including heating, ventilating and air-conditioning) systems, installations, equipment and facilities (including the buildings or areas which house them) which service the Building (including the Common Elements and the Premises) that are operated and maintained by the Landlord. The HVAC System includes, without limitation, the distribution system within Leasable Premises (including the Premises), distribution piping, air handling units and fan coil and ventilation units that form part of those systems, together with the monitoring, energy saving and control systems (including the thermostat) in each Leasable Premises supplied by the HVAC System (including the Premises). The HVAC System does not include (i) self-contained heating, ventilating and air-conditioning systems in individual Leasable Premises that have been installed and are maintained by the occupants (if any); and (ii) any tenant maintained supplementary air-conditioning units, facilities or services that are installed for individual tenants or a group of tenants to satisfy requirements that are in excess of the normal operational capacity of the HVAC System.

“Landlord” means the party of the First Part and Persons for whom the Landlord is responsible in law.

“Landlord’s Work” (a) with respect to the Tenants initial occupation of the Premises, means the work to be performed by the Landlord pursuant to Section 2.02 of Schedule “C” and (b) with respect to Article 11, means the work to be performed by the Landlord pursuant to Section 2.01 of Schedule “C”.

“Leasable Premises” means those premises (including the Premises) in or on the Building that is, or is intended from time to time to be occupied in connection with office purposes. For greater certainty, “Leasable Premises” excludes Storage Areas.

“Lease” means this agreement, all Schedules thereto and the Rules and Regulations adopted or revised from time to time, together with every properly executed instrument which by its terms amends, modifies or supplements this Lease.

“Leasehold Improvements” means (a) heating, ventilating and air-conditioning systems, facilities and equipment in or serving the Premises; (b) floor covering that is affixed (except for wall-to-wall carpeting laid over a finished floor which is removable without damage to such floor); (c) light fixtures; (d) doors; (e) hardware and partitions; (f) internal stairways, escalators and elevators; and (g) fixtures, improvements, installations, alterations and additions from time to time made or installed in the Premises by or on behalf of the Tenant or any previous occupant of the Premises; but, for greater certainty, excludes trade fixtures, furniture and equipment.

“Lease Year” means, in the case of the first Lease Year, a period of twelve consecutive calendar months from and after the Commencement Date (plus the part of the month, if any, from the Commencement Date to and including the last day of the month in which the Commencement Date occurs if the Commencement Date is not on the first day of a month) and, in the case of Lease Years after the first Lease Year, is a period of twelve (12) consecutive calendar months starting on the first day after the Lease Year that immediately precedes it. However, the last Lease Year, whether it is twelve (12) calendar months or not, terminates on the expiry or earlier termination of this Lease.

“Management Fee” has the meaning set out in Section 4.03(d).

“Mortgagee” means a mortgagee or hypothecary creditor (including a trustee for bondholders) of the Building or part thereof, and a chargee or other secured creditor that holds the Building or a part thereof as security (but a Mortgagee is not a creditor, chargee or security holder of a tenant of Leasable Premises).

“Operation Standard” has the meaning set out in Section 6.01 of this Lease.

“Operating Costs” has the meaning set out in Section 6.05(a) of this Lease.

“Owners” means the owner or owners from time to time (other than the Landlord) of the freehold or leasehold title of the Building.

“Parking Facilities” means the improvements for parking forming part of the Building, as they may be diminished, expanded, altered or rearranged from time to time and the areas and facilities that are appurtenant solely to those improvements (such as, without limitation, access ways, entrances and exits and any delivery passages located therein).

“Person” means an individual, firm, partnership, corporation, trust, unincorporated organization, government or any department or agency thereof or any combination or groups of them.

“Premises” means the Leasable Premises described in Section 1.01(d) and 1.01(e) and as outlined in Schedule “B”. If the Premises are entirely self-enclosed, the boundaries of the Premises extend:

(a)    from the top surface of the structural subfloor to the bottom surface of the structural ceiling of the Premises; and

(b)    to the interior surface of all interior walls.

“Prime Rate” means, at any time, the prime lending rate of interest expressed as a rate per annum which the Landlord’s designated chartered bank or trust company establishes at its main office in Vancouver, British Columbia as the reference rate of interest in order to determine interest rates it will charge at such time for demand loans in Canadian Dollars to its Canadian customers and which it refers to as its “prime rate”.

“Property Manager” means a company or other entity, if any, retained by the Landlord from time to time to operate or manage the Building.

“Proportionate Share” means a fraction which has as its numerator the Rentable Area of the Premises and as its denominator the Rentable Area of the Building.

“Province” means the province in which the Building is located.

“Released Persons” collectively and individually means the Landlord, the Property Manager, the Owners and the Mortgagee. In sections which contain a release or other exculpatory provision or an Indemnity’ in favor of any or all of the Released Persons, such Released Person or Released Persons shall include the officers, directors, employees and agents of each such Released Person and the Landlord acts as agent for, or as trustee for, the benefit of all Released Persons so that each such release, Indemnity and/or other exculpatory provision is fully enforceable by such Released Persons.

“Rent” means all Basic Rent and Additional Rent payable pursuant to this Lease.

“Rentable Area” means, in the case of all individual Leasable Premises within the Building (including the Premises), the area measured in accordance with the Building Owners and Managers Association International standard of measuring areas in office buildings which the Landlord, in its sole discretion, designates from time to time. The Rentable Area of any individual Leasable Premises (including the Premises) may be adjusted from time to time by the Landlord to give effect to any structural, functional or other change on the floor on which such Leasable Premises are located.

“Rentable Area of the Building” means the aggregate Rentable Area of all individual Leasable Premises in the Building (including the Premises), measured in accordance with the Building Owners and Managers Association International standard of measuring areas in office buildings which the Landlord, in its sole discretion, designates from time to time. The Rentable Area of the Building may be adjusted from time to time by the Landlord to give effect to any structural, functional or other change within the Building. Parking Facilities are not included in the Rentable Area of the Building.

“Rental Taxes” has the meaning set out in Section 2.01(b) of this Lease.

“Rules and Regulations” means the rules and regulations made by the Landlord from time to time pursuant to Section 16.01 and including those set out in Schedule “D”.

“Stipulated Rate” means the rate of interest per annum that is the lesser of (a) three percentage points more than the Prime Rate and (b) the maximum rate permitted by law.

“Storage Areas” means those areas in the Building which are designated or intended from time to time by the Landlord to be used for storage purposes.

“Taxes” has the meaning set out in Section 5.01 of this Lease.

“Tenant” means the party of the Second Part and Persons for whom the Tenant is responsible in law.

“Tenants Share of Taxes” has the meaning set out in Section 5.03(a) of this Lease.

“Tenant’s Work” means the work to be performed by the Tenant pursuant to Section 3.02 of Schedule “C”.

“Term” means the period specified in Section 1.01(f)(2) (unless sooner terminated).

“Transfer” has the meaning set out in Section 12.01(a).

“Utilities” has the meaning set out in Section 7.01(a)(ii) of this Lease (and “Utility” shall have a corresponding meaning).

1.03	SCHEDULES

The Schedules shall form part of this Lease and are as follows:

Schedule “A” Legal Description of the Building

Schedule “B” Floor Plan of the Premises

Schedule “C” Landlord’s and Tenants Work

Schedule “D” Rules and Regulations

Schedule “E” Special Provisions

ARTICLE 2

INTENT AND INTERPRETATION

2.01	NET LEASE

(a)

This lease is a completely net lease to the Landlord. Except as stated in this lease, the Landlord is not responsible for costs, charges, or expenses relating to the Building, the Premises, their use and occupancy, their contents, or the business carried on in them, and the Tenant will pay the charges, impositions, costs and expenses relating to the Premises except as stated in this lease. This Section will not be interpreted to make the Tenant responsible for ground rentals that may be payable by the Landlord or the owners, payments to Mortgagees or, subject to Section 5.01, the Landlord’s income taxes. Capital Tax is not considered as income tax.

(b)

The Tenant will pay to the Landlord, in the manner specified by the Landlord, the full amount of all goods and services taxes, rental taxes, value-added taxes, multi-stage taxes, business transfer taxes, and any other taxes imposed in respect of the Rent payable by the Tenant under this Lease or in respect of the rental of space under this Lease, (herein called “Rental Taxes”), Rental Taxes are payable by the Tenant whether they are characterized as a goods and services tax, sales tax, value-added tax, multi-stage tax, business transfer tax, or otherwise, with the intent that the Landlord be fully Indemnified in respect of all Rental Taxes payable or collectible by the Landlord in respect of Rent or the rental of space under this Lease, Rental Taxes payable by the Tenant (i) will be calculated by the Landlord in accordance with the applicable legislation; (ii) will be paid to the Landlord at the same time as the amounts to which the Rental Taxes are payable to the Landlord under this Lease (or upon demand at such other time or times as the Landlord from time to time determines); and (iii) despite anything to the contrary, will not be considered to be Rent but the Landlord will have all of the same remedies for, and rights of recovery with respect to such amounts, as it has for non-payment of Rent under this Lease or at law. If a deposit is forfeited or an amount becomes payable to the Landlord due to a default or as consideration for a modification of this Lease and the applicable legislation deems a part of the deposit or amount to include Rental Taxes, then the deposit or amount will be grossed up to ensure that the full amount of the forfeited deposit or amount payable is received by the Landlord in full without encroachment by any deemed payment, input credit or otherwise.

2.02	LANDLORD AND REPRESENTATIVE TO ACT REASONABLY AND IN GOOD FAITH

The Landlord, and each Person acting for the Landlord, in making a determination, designation, calculation, estimate, conversion, or allocation under this Lease, will act reasonably and in good faith and each accountant, architect, engineer or surveyor, or other professional Person employed or retained by the Landlord will act in accordance with the applicable principles and standards of the Person’s profession.

2.03	DECISION OF EXPERT TO BE BINDING

The decision of any Expert whenever provided for under this Lease and any certificate related thereto shall be final and binding on the parties hereto and there shall be no further right of dispute or appeal.

2.04	ENTIRE AGREEMENT

(a)

This Lease includes the Schedules attached to it and the Rules and Regulations. There are no covenants, promises, assurances, agreements, representations, conditions, warranties, statements or understandings, either oral or written, between the parties concerning this Lease, the Premises, the Building or any matter related to all or any of them, except those that are set out in this Lease.

(b)

This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives.

(c)	Unless specifically provided to the contrary, no amendment, modification or supplement to this Lease will be binding unless set out in writing and executed by the Tenant and the Landlord.

2.05	GENERAL MATTERS OF INTENT AND INTERPRETATION

(a)	Each obligation under this Lease is a covenant.

(b)	The captions, section numbers, article numbers and Table of Contents do not define, limit, construe or describe the scope or intent of the sections or articles.

(c)

The use of the neuter singular pronoun to refer to the Landlord or the Tenant is a proper reference even though the Landlord or the Tenant is an individual, a partnership, a corporation or a group of two or more individuals, partnerships or corporations. The grammatical changes needed to make the provisions of this lease apply in the plural sense when there is more than one Landlord or Tenant and to corporations, associations, partnerships or individuals, males or females, are implied.

(d)

Whenever a statement or provision in this Lease is followed by words denoting inclusion or example (such as “including” or “such as”) and then a list of, or reference to, specific matters or items, such list or reference shall not be read so as to limit or restrict the generality of such statement or provision, even though words such as “without limitation” or “without limiting the generality of the foregoing” do not precede such list or reference.

(e)	If a part of this Lease or the application of it to a Person or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, that part:

(i)	is independent of the remainder of the Lease and is severable from it, and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of this Lease; and

(ii)

continues to be applicable to and enforceable to the fullest extent permitted by law against any Person and circumstance except those as to which it has been held or rendered invalid, unenforceable or illegal.

No part of this Lease will be enforced against a Person, if, or to the extent that by doing so, the Person is made to breach a law, rule, regulation or enactment.

(f)	This Lease will be construed in accordance with the laws of Canada and the Province.

(g)	Time is of the essence of this Lease.

(h)

The Landlord acts as agent for, or as trustee for, the Property Manager, all Mortgagees and the Owners to the extent necessary to ensure that all exculpatory provisions and indemnities included in their favor in this Lease are enforceable against the Tenant by them, and by the Landlord.

(i)

To the extent that liability exists at the time of expiry or earlier surrender or termination of this Lease, the covenant(s) from which such liability is derived shall survive such expiry or earlier surrender or termination.

ARTICLE 3

GRANT AND TERM

3.01	GRANT AND TERM

The Landlord leases the Premises to the Tenant, and the Tenant leases the Premises from the Landlord, to have and to hold during the Term, subject to the terms and conditions of this Lease.

3.02	ADJUSTMENT OF AREA

The estimated Rentable Area of the Premises is set out in Section 1.01 (e). If the Rentable Area of the Premises is certified by an Expert, then such Rentable Area will apply instead of the area indicated in Section 1.01 (e) and Rent will be adjusted as calculated by the Landlord, which adjustment will be retroactive if the certification does not occur until after the Commencement Date. If required because of a rearrangement of partitions or other changed condition on the floor or floors on which the Premises are located, the Rentable Area of the Premises will be recalculated by an Expert and Rent will be adjusted effective the date on which such change occurred.

3.03	ACCEPTANCE AND CONSTRUCTION OF PREMISES

All of the provisions of Schedule “C” shall apply to the Tenant’s acceptance and construction of the Premises under this Lease.

3.04	QUIET ENJOYMENT

If the Tenant performs its obligations under this Lease, it may hold and use the Premises without interference by the Landlord or any other Person claiming by, through or under the Landlord, subject however to the covenants, terms and conditions of this Lease.

3.05	USE OF COMMON ELEMENTS

The Tenant has the non-exclusive and non-transferable right (except in conjunction with a Transfer under Article 12 of this Lease) to use the Common Elements in common with others entitled to do so, for the purposes for which they are intended, subject, however to this Lease (but this will not be deemed to confer on the Tenant any right to use the Parking Facilities unless specifically set out in this Lease).

ARTICLE 4

RENT

4.01	COVENANT TO PAY

The Tenant covenants, throughout the Term, to pay Basic Rent and Additional Rent to the Landlord or to the Property Manager as the Landlord directs, at its head office, or at any other place designated by the Landlord or the Property Manager, as the case may be, in Canadian funds, without demand and without deduction, abatement, set-off or compensation

4.02	BASIC RENT

During each Lease Year throughout the Term the Tenant shall pay the Basic Rent calculated at the rate set out in Section 1.01(h), payable in equal consecutive monthly installments each in advance on the first day of each calendar month, subject to the adjustment provisions of Section 3.02. If the Commencement Date is not the first day of a calendar month, the Tenant shall pay, on such Commencement Date, Basic Rent calculated on a per diem basis (based on 365 days) from the Commencement Date to the end of the month in which it occurs.

4.03	ADDITIONAL RENT

The Tenant shall also pay, as Additional Rent, the aggregate of:

(a)	the Tenant’s Share of Taxes and other Taxes in accordance with Sections 5.03 and 5.04;

(b)	the Tenant’s Proportionate Share of Operating Costs in accordance with Section 6.05;

(c)	the aggregate of:

(i)	the charges for Utilities in accordance with Section 7.02;

(ii)	costs of any additional services in accordance with Section 7.03; and

(iii)	such other costs, charges, amounts and expenses as are required to be paid by the Tenant under this Lease; and

(d)

an amount equal to five percent (5%) of all Rent payable by the Tenant to the Landlord under this Lease, as compensation to the Landlord for the operation, repair, administration, maintenance and management of the Building (the “Management Fee”).

For the first month of the Term Additional Rent is due on the Commencement Date and thereafter is payable on the first day of each calendar month in advance, except where this Lease states that it is payable on demand or at such other time. Additional Rent accrues daily.

4.04	PAYMENT OF TAXES, OPERATING COSTS AND MANAGEMENT FEE BASED UPON LANDLORD’S ESTIMATES AND SUBJECT TO ADJUSTMENT

(a)

Prior to the Commencement Date and the beginning of each Accounting Period thereafter, the Landlord shall deliver to the Tenant a bona fide estimate of the Tenants Share of Taxes, its Proportionate Share of Operating Costs and the Management Fee for the appropriate Accounting Period and, without further notice, the Tenant shall pay to the Landlord in monthly installments in advance one-twelfth (1/12) of such estimate simultaneously with the Tenants payments of Basic Rent during such Accounting Period. Such costs for the 2017 fiscal year are estimated to be Twelve Dollars ($12.00) plus GST, per square foot of Rentable Area, subject to adjustment as provided for below.

(b)

The Landlord shall deliver to the Tenant within one hundred and eighty (180) days after the end of each Accounting Period a statement (the “Statement”) setting out (i) the total amount of Operating Costs and Taxes and (Ii) the Tenant’s Share of Taxes and its Proportionate Share of Operating Costs which are payable by the Tenant for such Accounting Period. If the Tenant has paid less than a Statement specifies, the Tenant will pay the deficiency with the next monthly payment of Basic Rent. If the Tenant has paid more than a Statement specifies, the Landlord will have the option to apply the excess in payment of amounts owing by the Tenant, apply the excess in reduction of future Rent due under this Lease or refund the excess to the Tenant within a reasonable time after delivery of the Statement.

(c)

If an Accounting Period is less than twelve (12) calendar months the Tenants Share of Taxes and the Tenant’s Proportionate Share of Operating Costs will be adjusted on a per diem basis, based on three hundred and sixty-five (365) days.

(d)

The Tenant may claim a readjustment in respect of all or any of the Taxes, Operating Costs or the Management Fee for an Accounting Period only by giving written notice to the Landlord within twelve (12) months after its receipt of the Statement in respect of that Accounting Period, which notice must specify the error of computation or allocation. In any event, the Tenant will pay the Rent in accordance with the Statement until the dispute is resolved.

4.05	SECURITY DEPOSIT

(a)

The Security Deposit referred to in Section 1.01(j) of this Lease shall be held by the Landlord, prior to and throughout the Term, without liability for interest, as security for the performance by the Tenant of all of its covenants and obligations under this Lease.

(b)

If at any time Rent is owing by the Tenant under this Lease or if the Tenant fails to perform any of its other covenants and obligations under this Lease, then the Landlord may, at its option, in addition to any and all other rights and remedies provided for in this Lease or at law, appropriate and apply the entire Security Deposit, or so much of it as is necessary to compensate the Landlord for all loss, expenses or damages sustained or suffered by the Landlord due to or arising from such breach on the part of the Tenant. If all or any portion of the Security Deposit is so appropriated and applied, the Tenant shall, upon written request of the Landlord, forthwith remit to the Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited, and the Tenants failure to do so within five (5) days after receipt of such request constitutes a breach of this Lease. If the Tenant complies with all of its covenants and obligations under this Lease, the Security Deposit shall be returned to the Tenant without interest within sixty (60) days after the expiry or earlier termination of the Term, or, at the Landlord’s option, be applied by the Landlord on account of the last month’s Rent payable hereunder.

(c)

The Landlord may deliver the Security Deposit to any purchaser of the Landlord’s interest in the Premises or the Building, if such interest is sold, and thereupon the Landlord is discharged from any further liability with respect to the Security Deposit to the extent that such liability is assumed in writing by such purchaser.

4.06	PAYMENTS GENERALLY

All payments by the Tenant to the Landlord under this lease shall:

(a)	be applied towards amounts then outstanding under this Lease in such manner as the Landlord determines;

(b)	bear interest daily from the due date to the date of payment, calculated daily, at the Stipulated Rate;

(c)	be subject, if not paid when due, to a late payment charge of Fifty Dollars ($50.00) to cover the Landlord’s additional administrative costs in connection therewith;

(d)

upon the request of the Landlord, be made by way of post-dated cheques delivered for such period as the Landlord requests or, at the Landlord’s option, be made by way of electronic funds transfer from the Tenant’s bank account and the Tenant agrees to execute, within three (3) business days of the Landlord’s request, such documentation as the Landlord and its bank requires in order to give effect to the foregoing; and

(e)	survive the expiration or earlier termination of this Lease

ARTICLE 5

TAXES

5.01	TAXES. DEFINITION

In this Lease:

(a)

“Taxes” means (i) all taxes, rates, levies, fees, duties, charges (including local improvement charges) and assessments whatsoever, imposed, assessed, levied, rated or charged by any lawful taxing authority against the Building or any part of it from time to time (including, but not limited to, the Common Elements), whether school, municipal, regional, provincial, federal or otherwise, and any taxes (including, without limitation, Business Taxes) or other amounts which are imposed in lieu of, or in addition to, any of the foregoing, whether or not similar to or of the foregoing character, and whether or not in existence at the Commencement Date, and any taxes levied or assessed against the Landlord or the Owners on account of its or their ownership of or interest in the Building, all calculated as if the Building were at all times fully occupied, leased and operational, but excluding taxes on the income or profits of the Landlord or the Owners except to the extent they are levied in lieu of the foregoing, and (ii) the costs and expenses incurred for consultation, appraisal, legal and other fees and expenses to the extent they are incurred in an attempt to minimize, verify or reduce amounts mentioned in Section 5.01(a)(i);

(b)

“Business Taxes” means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed against any Person in respect of the use or occupancy of, or any business carried on, by tenants or other occupants of the Building, or against the Landlord or the Owners on account of its or their ownership of the Building or in respect of individual Leasable Premises in the Building, or in respect of the leasehold improvements, equipment and facilities of tenants or other occupants on or In the Building or any part thereof or on the Landlord or the Owners on account of Its or their ownership of or interest in any of them; and

5.02	TAXES PAYABLE BY THE LANDLORD

The Landlord will, subject to Sections 5.03, 5.04 and 6.05, pay all Taxes but the Landlord may defer such payments or compliance with Applicable Laws in connection with the levying of Taxes to the fullest extent permitted by law so long as it pursues any contest or appeal of any such Taxes with reasonable diligence.

5.03	TAXES PAYABLE BY THE TENANT

(a)

In each Accounting Period throughout the Term the Tenant will pay to the Landlord the “Tenants Share of Taxes” in the manner and at the time set out in Section 4.04(a). The “Tenants Share of Taxes” means the Tenants Proportionate Share of Taxes, subject, however to Sections 5.03(b) and 5.04 or, at the Landlord’s option in the event that the Premises are separately assessed, the Taxes which are separately assessed against the Premises.

(b)

The Landlord shall be entitled but not obligated to allocate Taxes amongst categories of Leasable Premises in the Building on the basis of such factors as the Landlord determines to be relevant, such as, by way of example, the types of business or activity carried on therein, the locations in the Building, costs of construction, relative benefits derived by Leasable Premises, relative assessment values, non-public school support designations, and vacancies. The Landlord shall be entitled to adjust the Tenant’s Proportionate Share of Taxes having regard to the category in which the Tenant is placed by the Landlord.

(c)

The Tenant will pay to the Landlord goods and services tax (GST) and/or harmonized sales tax (HST) as the case may be in accordance with the applicable legislation at the same time as the amounts to which such taxes apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. The Landlord will provide the Tenant with its applicable tax registration number. Notwithstanding any other provision of this Lease, the amount payable by the Tenant under this Section 5.04 will be deemed not to be Rent, but the Landlord will have the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease.

5.04	BUSINESS TAXES AND OTHER TAXES OF THE TENANT

The Tenant will pay, before delinquency, to the taxing authorities or, if payable by the Landlord to the taxing authorities, then to the Landlord, all “Business Taxes” for which a separate bill in respect of the Tenant or the Premises is issued by the taxing authorities in respect of the use of occupancy of the business conducted on, or equipment or facilities within the Premises or owned by the Tenant or occupants of the Premises. If there is no such separate bill issued by the relevant authority in respect of a Business Tax. then Business Tax will be included in Taxes.

5.05	TENANT’S RESPONSIBILITY

The Tenant will, (a) on the Landlord’s request, promptly deliver to the Landlord, (i) receipts for payment of all Business Taxes payable by the Tenant; (ii) notices of any assessments for Taxes or Business Taxes or other assessments received by the Tenant that relate to the Premises or the Building; and (iii) whatever other information relating to Taxes and Business Taxes the Landlord reasonably requests from time to time; and (b) deliver to the Landlord, at least ten (10) days before the last date for filing appeals, notice of any appeal or contest that the Tenant intends to institute with respect to Taxes or Business Taxes payable by the Tenant and obtain the prior written consent of the Landlord for the appeal or contest which consent will not be unreasonably withheld. If the Tenant obtains the Landlord’s consent, the Tenant will, (1) deliver to the Landlord whatever security for the payment of the Taxes or Business Taxes the Landlord reasonably requires; (2) promptly and diligently pursue the appeal or contest; and (3) keep the Landlord informed on all aspects of it.

The Tenant will indemnify and save the Landlord harmless from all losses, costs charges and expenses arising from Taxes or Business Taxes as well as any taxes that are imposed in place of Taxes or Business Taxes or which are assessed against rentals payable under this Lease in place of Taxes or Business Taxes whether against the Landlord or the Tenant including, but not limited to increases in Taxes or Business Taxes arising directly or indirectly out of an appeal or contest by the Tenant. The Tenant will deliver to the Landlord any security for such an increase in Taxes or Business Taxes that the Landlord reasonably requires.

ARTICLE 6

BUILDING AND COMMON ELEMENTS, OPERATION, REPAIR, MAINTENANCE, CONTROL AND PAYMENT

6.01	OPERATION OF BUILDING

During the Term, the Landlord shall operate the Building as would a prudent owner to the standards from time to time prevailing for a project of comparable age, size and location in the area in which the Building is located (the “Operation Standard”).

6.02	MAINTENANCE AND REPAIRS BY THE LANDLORD

(a)	The Landlord will maintain and repair, in accordance with Operation Standard:

(i)	the structure of the Building, including exterior walls and roofs; and

(ii)	the Common Elements, (including the HVAC System and the mechanical, electrical and other base building systems),

and the cost (except for the cost of repairing and replacing inherent structural defects or weaknesses) will be included in Operating Costs.

(b)	The obligations of the Landlord under Section 6.02(a) are subject to the following exceptions:

(i)

any occurrence which is not covered by insurance which the Landlord is required to maintain under this Lease or the cost of repair or restoration which exceeds the proceeds of such insurance actually received by the Landlord (or which the Landlord reasonably ought to have received had it maintained insurance in accordance with Section 9.01); and

(ii)	damage or expropriation as set out in Article 11 in the circumstances where this Lease will terminate.

(c)	The Tenant will promptly notify the Landlord of any damage or repair which is required in the Common Elements and in the Premises for which it is the Landlord’s responsibility to repair or maintain.

6.03	CONTROL OF THE BUILDING BY THE LANDLORD

Those portions of the Building which are not leased to tenants (including, without limitation, the Common Elements) are under the exclusive control of the Landlord. Without limitation, the Landlord may, in its operation and control of the Building:

(a)

(i)

temporarily close the Building or any part of it to prevent the public or any Person from obtaining rights therein; temporarily obstruct or close off or shut down the Building, or any part of it for inspection, maintenance, repair, construction or safety reasons; make, modify and terminate easements and other agreements pertaining to the use and operation of the Building, or any part of it, including agreements with the owner or owners of any lands adjacent to the Building;

(ii)

retain contractors and employ all personnel, including supervisory personnel and managers, that the Landlord considers necessary for the effective maintenance, repair, operation, administration or management of the Building;

(iii)	use parts of the Common Elements for display, decorations, entertainment, merchandising, and structures designed for special features or promotional activities;

(iv)	reasonably regulate all aspects of tenant related loading and unloading and delivery and shipping, and all aspects of garbage collection and disposal;

(v)

where the Parking Facilities are not pay facilities and are available, without charge, for the use of the public and the tenants of the Building, designate the areas of the Parking Facilities in which the Tenant and its employees may park; and

(vi)	change the Building Name, address or designation of the Building from time to time, without liability, upon not less than thirty (30) days prior notice.

(b)

(i)	change the area, level, location, arrangement or use of the Building or any part of it;

(ii)

construct other buildings, structures or improvements in or on the Building or any part of it; make alterations of, additions to, subtractions from or rearrangements of the Building, or any part of it; and construct additional stories, buildings or facilities adjoining or near the Building or any part of it;

(iii)	install kiosks and other installations, permanent or otherwise, in or on the Common Elements;

(iv)	diminish, expand. alter, relocate or rearrange the buildings, Parking Facilities and other parts of the Building; and

(v)	do and perform such other acts in and to the Building or any part of it as the Landlord, in the use of good business judgment, determines to be advisable for the proper operation of the Building.

Despite anything else in this lease, the Landlord will not be liable for any diminution or alteration of the Common Elements or the Parking Facilities that occurs as the result of the Landlord’s exercise of its rights under this Section 6.03 or elsewhere under this lease and the Tenant will not be entitled to compensation or a reduction or abatement of Rent. No such diminution or alteration of the Common Element or the Parking Facilities will be deemed to be a default by the Landlord of any obligation for quiet enjoyment contained in this lease or provided at law or a constructive or actual eviction of the Tenant. In the exercise of its rights under Section 6.03(b), the Landlord shall repair any damage caused to the Premises and shall use reasonable efforts not to unduly interfere with the Tenants use of the Premises and operation of its business any more than is reasonably necessary in the circumstances.

6.04	RELOCATION OF PREMISES

Notwithstanding anything contained in this Lease to the contrary the Landlord shall have the right, at any time upon not less than sixty (60) days prior written notice to relocate the Tenant (including its sub- tenants and all other permitted occupants) to other Leasable Premises in the Building (the “Relocated Premises”) and the following terms and conditions shall be applicable:

(a)

the Relocated Premises (which term shall mean the Premises after relocation) shall be reasonably comparable to the Premises in terms of Rentable Area but the Landlord may elect to relocate the Tenant to Relocated Premises which have a greater rentable area than the Premises provided that in such event, Basic Rent, the Tenant’s Share of Taxes and its Proportionate Share of Operating Costs will be calculated as if the Relocated Premises contained the same Rentable Area as the Premises;

(b)	the Landlord shall provide, at its expense, leasehold improvements in the Relocated Premises comparable to the standards of the Leasehold Improvements in the Premises;

(c)	the Landlord shall pay for the reasonable moving costs (if any) of the Tenant’s trade fixtures and furnishings from the Premises to the Relocated Premises;

(d)	the Landlord agrees to use its reasonable efforts to effect the relocation with a minimum of disruption to the Tenant’s business; and

(e)	all of the terms and conditions of this Lease shall apply to the Relocated Premises.

6.05	TENANT’S PAYMENT OF OPERATING COSTS

(a)

In each Accounting Period throughout the Term the Tenant will pay to the Landlord, in the manner and at the time set out in Section 4.04(a), its Proportionate Share of the costs and expenses of maintaining, operating, repairing and administering the Building (such costs and expenses referred to as “Operating Costs”), subject, however, to Sections 6.05(c), 6.05(d) and 6.05(e). Operating Costs will be calculated as if the Building were one hundred percent (100%) leased and occupied by tenants of the Building.

(b)	Operating Costs include, but are not limited to, those listed below, none of which is to be a duplication of another cost or expense:

(i)

salaries, wages, pension plan contributions, contributions and premiums for unemployment insurance and workers compensation insurance, and similar premiums and contributions, fringe benefits, severance pay and termination payments paid to or with respect to all personnel, including management and other supervisory personnel, employed or retained to carry out the operation, management, cleaning, maintenance and repair of the Building;

(ii)	costs of policing, security, supervision, and traffic control;

(iii)	costs of cleaning, pest control, recycling, snow removal, garbage and waste collection and disposal and landscaping;

(iv)

costs of electricity, gas, lighting, fuel, water, steam, public utilities, loudspeakers, public address and musical broadcasting systems, energy conservation equipment and systems and telecommunications and information systems used in or serving the Common Elements, and, if the Landlord elects to include them in Operating Costs in accordance with provisions identical or similar to Section 7.02(b) of this Lease, costs of electricity, water, fuel, power, steam and other utilities provided to Leasable Premises in the Building in such quantities as the Landlord reasonably determines constitutes normal use from time to time for tenants in the Building;

(v)

costs of all insurance which the Landlord is obligated or permitted to obtain under this Lease (including the Landlord’s insurance premiums, all amounts falling below the level of the Landlord’s insurance deductibles which are paid by the Landlord in connection with claims made against it and all costs and expenses incurred by the Landlord for defending and paying such claims);

(vi)

to the extent not included in Taxes under Section 5.03(a) and provisions similar or identical to such provisions in leases of other tenants of Leasable Premises in the Building, the Business Taxes and other Taxes, if any, payable by the Landlord or the Owners with respect to or reasonably allocated by the Landlord to the Building other than Leasable Premises located within it and costs incurred by the Landlord in contesting, resisting, verifying or appealing any such Business Taxes or Taxes;

(vii)	intentionally deleted;

(viii)	rental costs of equipment and signs, and the cost (including rental) of building supplies and tools used in the maintenance, cleaning, repair and operation of the Building;

(ix)	auditing, accounting, disbursements; legal and other professional and consulting fees and disbursements;

(x)

costs of repairs (including major repairs) and replacements to the Building (except for repairs or replacements of inherent structural defects or weaknesses) and costs (including repair and replacement) of the maintenance, cleaning and operating equipment, master utility meters and all other fixtures, equipment and facilities that are part of the Common Elements (including, without limitation, fixtures, equipment and facilities made or added for the greater comfort or convenience of the public or the tenants );

(xi)	intentionally deleted;

(xii)	intentionally deleted; and

(xiii)	intentionally deleted.

The following costs and expenses will not be included in the calculation of Operating Costs:

(aa)	initial capital costs of constructing the Building;

(bb)	ground rent (if any), depreciation and amortization (except as otherwise specifically set out in this Lease), and interest on any capital retirement of debt affecting all or any part of the Building;

(cc)

costs incurred by the Landlord in leasing and preparing Leasable Premises in the Building for lease: including brokerage commissions, legal costs, advertising costs and tenant inducement or allowance payments; and

(dd)

the cost of any additional service provided to the Tenant pursuant to Section 7.03 of this Lease or to other tenants of the Building pursuant to lease provisions similar or identical to such provision.

From the total of the costs referred to in Section 6.05(b)(i) to (x)(inclusive) there is deducted:

(1)

net recoveries that reduce the expenses incurred by the Landlord in operating and maintaining the Building and the Common Elements which are received by the Landlord from tenants as a result of any act, omission, default or negligence of tenants or as the result of breaches by tenants of the provisions on their leases (but not recoveries from tenants under clauses similar to this Section 6.05);

(2)

net proceeds from insurance policies taken out by the Landlord, but only to the extent that such proceeds represent recoveries on account of costs which were previously included in Operating Costs; and

(3)

contributions if any to the total cost of operating and maintaining the Common Elements made by owners or occupants of neighbouring properties and others who benefit from the use of the Common Elements.

(c)

If the Building is comprised of different categories of Leasable Premises, the Landlord shall be entitled but not obligated to allocate Operating Costs among the various categories on the basis of such factors as the Landlord determines to be relevant, such as, by way of example, the relative uses of each such category and the benefits derived by them. In such event, the Landlord shall be entitled to adjust the Tenants Proportionate Share of Operating Costs having regard to the category in which the Premises is included.

(d)	Notwithstanding Section 6.05(a) and (b):

(i)

if any service which is normally provided by the Landlord to some tenants of the Building in their Leasable Premises is not provided by the Landlord to the Tenant under the specific terms of this Lease, or to a lesser extent than average, then in determining the Tenants Proportionate Share of Operating Costs the cost of such service (except as it relates to the Common Elements) shall be excluded or reduced, as appropriate; and

(ii)

if any service which is normally provided by the Landlord to some tenants of the Building in their Leasable Premises is provided by the Landlord to the Tenant but not to all tenants of Leasable Premises in the Building or is provided by the Landlord to the Tenant to a greater extent than average, then in determining the Tenant’s Proportionate Share of Operating Costs, the cost of such service shall be attributed by the Landlord to the Leasable Premises to which such service is provided and according to the extent to which it is provided.

(e)	If any facilities, services, systems or utilities:

(i)	for the operation, repair, maintenance, administration or management of the Building are provided from another building or other buildings owned or operated by the Landlord or agent; or

(ii)	for the operation, repair, maintenance, administration or management of another building or other buildings owned or operated by the Landlord or agent are provided from the Building,

then the costs, charges and expenses therefor shall be allocated by the Landlord between the Building and the other building or buildings on a fair and equitable basis and the amount so allocated to the Building shall be included in Operating Costs.

ARTICLE 7

UTILITIES, HEATING, VENTILATING AND AIR-CONDITIONING AND LANDLORD SERVICES

7.01	UTILITIES, HEATING, VENTILATING AND AIR-CONDITIONING AND LANDLORD SERVICES

(a)	In accordance with the Operation Standard, the Landlord shall provide:

(i)

heat, ventilating and air-conditioning by means of the HVAC System during Business Hours to the Premises and to those Common Elements requiring such services as designated by the Landlord to maintain a temperature adequate for normal occupancy;

(ii)

the use of the electricity, water, fuel, power, steam and other utilities (the “Utilities”) serving the Building in normal quantities as are generally made available to other tenants of the Building by the Landlord together with Utilities for those Common Elements requiring such Utilities as designated by the Landlord;

(iii)	necessary supplies in public washrooms sufficient for normal use by tenants in the Building;

(iv)

janitorial services to the Building (including the Premises, it being agreed to by the Tenant that it will not arrange for its own janitorial services to the Premises) as reasonably required to keep same in a clean condition and interior and exterior window washing, at reasonable intervals, provided that all curtains, carpets, rugs, drapes or window coverings shall be cleaned and maintained by the Tenant. The Tenant will permit access to the Premises necessary for the performance of the janitorial services; and

(v)	subject to the Rules and Regulations, elevator service in the Building during Business Hours.

(b)

The Landlord shall have the exclusive right to replace bulbs, tubes and ballasts (collectively the “Bulbs”) in the lighting system in the Premises, on either an individual or a group basis. The cost of such replacement will be paid by the Tenant upon demand or, where the replacement involves Building standard Bulbs, the Landlord may, at its option, include the cost of replacing such Bulbs in the Premises and in other Leasable Premises in the Building in the Operating Costs of the Building. The Landlord may request that the Tenant replace non-Building standard Bulbs in the Premises.

(c)

The Landlord is not liable for interruption or cessation of, or failure in, the supply of any Utilities, services or systems in, to or serving the Building or the Premises, whether they are supplied by the Landlord or by others and whether or not the interruption or cessation is caused by the Landlord’s negligence, nor will the Landlord be liable for any act or omission of any Person employed or engaged by the Landlord or its Property Manager to provide the services set out in Section 7.01(a)(iv).

(d)	The following provisions apply with respect to the Tenant’s use of and obligations with respect to the HVAC System:

(i)

the Tenant shall not, without the Landlord’s prior written consent, install equipment in the Premises which would affect the temperature otherwise maintained in the Premises by the HVAC System as normally operated. The Landlord, acting reasonably, may direct the Tenant to install supplementary air-conditioning units, facilities or services in the Premises, as may in the Landlord’s reasonable opinion be required to (1) maintain proper temperature levels in the Building and the Premises, or (2) ensure that the HVAC System continues to operate efficiently, and the Tenant shall do so as soon as is reasonably possible failing which the Landlord may install them and the Tenant shall pay to the Landlord, on demand, the-costs thereof together with fifteen percent (15%) of such costs for the Landlord’s overhead. The maintenance, repair and replacement of all such supplementary air-conditioning units, facilities or services in the Premises will be performed by the Landlord at the Tenant’s expense or, at the Landlord’s option, by the Tenant;

(ii)

the interior layout or partitioning of the Premises shall be modified by the Tenant, if necessary, in accordance with the reasonable requirements of the Landlord to secure maximum efficiency of the HVAC System servicing the Premises. The Tenant shall comply with the Landlord’s reasonable requests and directions pertaining to the operation and regulation of those portions of the HVAC System within and serving the Premises, failing which the Landlord shall be entitled to take such steps as it deems advisable including, without limitation, entering upon the Premises and taking the necessary corrective action, and the Tenant will pay to the Landlord, on demand as Additional Rent, all costs incurred by the Landlord in so doing together with a sum equal to fifteen percent (15%) of such costs for the Landlord’s overhead; and

(iii)

the Tenant will ensure that all heating, ventilation and air-conditioning vents, ducts and units in the Premises are kept free from obstructions at all times and will comply with the Landlord’s directions with respect to the Landlord’s required clearance, if any, between such vents and units and any furniture or other article or fixture located in the Premises.

7.02	CHARGES FOR UTILITIES

(a)

If there are separate meters in the Premises which permit direct payment of Utilities to the supplier of such Utilities, then the Tenant will pay for all Utilities consumed in the Premises directly to such suppliers.

(b)

If Utilities are not so separately metered in the Premises, the cost to the Tenant of such Utilities to the Premises which constitutes normal use for other tenants in the Building, as determined by the Landlord, acting reasonably, will, at the Landlord’s option, form part of Operating Costs or be paid by the Tenant to the Landlord in equal consecutive monthly installments in advance simultaneously with the Tenant’s payment of Basic Rent based upon estimates of the Landlord and subject to final adjustment within a reasonable time after the period for which the estimate has been made.

(c)

If the Landlord reasonably determines that the Tenant is consuming disproportionate quantities of any Utility in excess of typical consumption of that Utility by other tenants in the Building, then the Landlord may install, at the Tenants expense, separate check meters or other measuring devices in the Premises or elsewhere and may use an Expert to assist it in determining the cost of such excess Utilities. All costs incurred by the Landlord in providing such excess quantity of the Utility (including all costs incurred in making the allocation) will be paid for by the Tenant in accordance with Section 7.03(a).

7.03	ADDITIONAL SERVICES TO THE PREMISES

If from time to time requested in writing by the Tenant and to the extent that it is reasonably able to do so, the Landlord shall provide in the Premises services in addition to those set out in Section 7.01(a), provided that the Tenant shall pay to the Landlord, upon demand, the costs of those additional services at such reasonable rates as the Landlord may from time to time establish. Without limiting the generality of the foregoing, such services shall include:

(a)

services performed at the Tenant’s request including, without limitation, heating, ventilating and air-conditioning services outside Business Hours, excess quantities of Utilities, maintenance, repair, special janitorial or cleaning services and construction of Leasehold Improvements after the Commencement Date;

(b)

services provided at the Landlord’s reasonable discretion including, without limitation, supervising and approving any Premises Work performed pursuant to Section 10.02 and supervising the movement of furniture, equipment, freight and supplies for the Tenant; and

(c)

performance by the Landlord on behalf of the Tenant of any of the Tenant’s obligations set out in this Lease which the Tenant fails to perform, provided that nothing herein shall obligate the Landlord to perform any such obligations.

ARTICLE 8

USE OF PREMISES

8.01	USE OF THE PREMISES

The Tenant will use and permit the Premises to be used only for life sciences research and development activities and general office work and for no other purpose except with the prior written approval of the Landlord, subject to Section 8.01(b). However, in no event shall the Tenant use or permit all or any part of the Premises, either directly or indirectly by way of lease, sublease, assignment of lease, license or otherwise, to be used for the installation, placement or use of any automatic banking machine, automatic cash dispenser or other device of whatsoever nature the purpose of which is to provide or advertise any banking service of any kind whatsoever, but nothing herein shall be construed so as to permit the Tenant to carry on such business or operation unless specifically agreed to in writing by the Landlord. It is the Tenant’s sole responsibility to confirm to its satisfaction that the use of the Premises contemplated hereunder is permitted under and complies with all applicable zoning and other laws and bylaws.

8.02	CONDUCT OF BUSINESS AND PROHIBITED ACTIVITIES

(a)

The Tenant will open the whole of the Premises for business on the Commencement Date and will, at all times throughout the Term, conduct its business permitted pursuant to Section 8.01 continuously, diligently and actively in the whole of the Premises in a reputable and first class manner consistent with the best interests of the Building as a whole. In the conduct of its business, the Tenant will:

(i)	conduct its business in the Premises during the Business Hours but the Tenant is not required to carry on business when prohibited by a governmental law or by-law regulating the hours of business: and

(ii)

use only the Building Name and the insignia that the Landlord requires in connection with the Building in the advertising of its business in the Premises, claim no rights in those names, marks and insignias and promptly abandon or assign to the Landlord any such rights that it acquires by operation of law.

(b)

The Tenant will not carry on or permit any business, conduct or practice, whether through advertising or selling procedures or otherwise, which, in the reasonable opinion of the Landlord, may harm the business or reputation of the Landlord or reflect unfavourably on the Building or any part of it (or on other tenants in the Building) or which may tend to mislead, deceive or be fraudulent to the public.

(c)

The Tenant will not carry on any business or do or permit anything which causes a nuisance is dangerous or which is offensive or an annoyance to the Landlord or other occupant of the Building, as determined by the Landlord in its sole discretion.

(d)	The Tenant will ensure that all furniture, fixtures and equipment on or installed in the Premises are of first-class quality and will keep them in good condition.

(e)

The Tenant will comply with any reasonable requests of the Landlord and with the practices or procedures that any governmental or public authority may from time to time introduce for consumption of energy and will pay to the Landlord, on demand, all additional energy consumed by the Tenant by reason of non-compliance under this Section 8.02(e) as determined by the Landlord in a reasonable manner.

8.03	COMPLIANCE WITH LAWS

(a)	The Tenant will obtain all necessary permits and licenses required for the occupancy and carrying on of its business in and from the Premises.

(b)

The Tenant will comply with all Applicable laws which relate to its ability to enter into and comply with this lease, which affect the Premises or the leasehold Improvements or which pertain to the Tenant’s use of the Premises or the conduct of business or doing of work therein. If the Landlord is obligated by an Applicable law to modify, extend, alter or replace any part of the Premises or any Leasehold Improvements, trade fixtures, furniture or equipment in the Premises, then the Landlord may, at its option, either do the necessary work at the expense of the Tenant, or give notice to the Tenant to do such work within the requisite period of time and the Tenant will comply with such direction. The Tenant shall pay to the Landlord, upon demand, the costs of any work performed by the Landlord under this Section 8.03(b) together with an administration fee equal to fifteen percent (15%) of such costs.

8.04	DIRECTORY BOARD, SIGNS AND ADVERTISING

(a)	The Tenant shall be entitled, at its expense, to have its name shown upon the directory board of the Building (if any), the design, style and location of which is as provided by the Landlord.

(b)

The Tenant will not display any sign, picture, advertisement, notice, lettering or decoration on the exterior of the Premises or in the interior of the Premises where it is visible from the exterior of the Premises without, in each instance, obtaining the Landlord’s prior written approval. The Tenant will erect an identification sign on the outside of the doors leading into the Premises of a type and in a location specified in writing by the Landlord and in accordance with the Landlord’s requirements for the Building. All signs will remain the property of the Tenant and will be maintained by the Tenant at its sole cost and expense. At the expiration or earlier termination of the Term, the Tenant will remove all of its signs and will promptly repair all damage caused by such removal. The Tenants obligation to observe this covenant will survive the expiration or earlier surrender or termination of this Lease. In no event will the Tenant display any sign, picture, advertisement, notice, lettering or decoration on the exterior of the Building or in the Premises where it is visible from the exterior of the Building.

8.05	DISCHARGE AND RELEASE OF HAZARDOUS SUBSTANCES

(a)

Except as permitted under Applicable Laws, the Tenant will not bring or permit to be brought on or into the Premises or the Building, or discharge or release or permit to be discharged or released, any Hazardous Substance. Where Applicable Laws permit the discharge or release of a Hazardous Substance, the Landlord may, at the Tenant’s cost, perform audits of all such discharges or releases. If a discharge or release of a Hazardous Substance occurs that is not in compliance with Applicable Laws, the Tenant will immediately notify the Landlord and all authorities having jurisdiction (collectively the “Authorities” and individually an “Authority”) and the Tenant will immediately clean up the discharge or release and restore the environment affected by the discharge or the release to the standard required by Applicable Laws. The Tenant will further provide to the Landlord a certificate from a duly qualified consulting engineer or from the Authorities stating that the clean up and restoration has occurred in accordance with all Applicable Laws.

(b)

The Tenant will comply fully with the orders of all Authorities (as defined above in Section 8.05(a)), including, but not limited to, requirements pertaining to pollution control, environmental audits or the clean up or remediation of damage to the environment. If the Tenant fails or refuses to promptly, expeditiously and fully carry out any order of an Authority or to comply with its obligations as set out above, or if the Landlord determines that the Tenant is not competent to carry out the order or to comply with the obligation, the Landlord may. at its option, upon five (5) days prior written notice (or on such shorter notice as is reasonable in the case of emergencies), enter upon the Premises and do what the Tenant was required to do and all costs incurred by the Landlord in so doing together with an administration fee of fifteen percent (15%) of those costs will be payable by the Tenant immediately upon demand.

(c)

The Tenant will retain all documents, records and other materials and promptly make them available to the Landlord to the extent required to permit the Landlord to determine that the Tenant is in full compliance with its obligations under this Section 8.05.

8.06	WASTE DISPOSAL

(a)

If the Landlord provides garbage disposal or collection facilities or services the Tenant will use them only for the disposal of solid waste that is not a Hazardous Substance which can be lawfully transported to and dumped at the closest landfill site without surcharges or penalties. The Tenant will use the sewers only to dispose of liquid waste that is not a Hazardous Substance which may be lawfully discharged into the municipal sewer.

(b)

subject to Applicable Laws, all wastes other than those solid and liquid wastes permitted to be disposed of as provided above in Section 8.06(a), will be disposed of by the Tenant at its expense at least once every three months using the Landlord’s designated contractor or, If one Is not designated, using a property licensed waste hauler and waste removal service. All storage of waste by the Tenant must be done strictly in compliance with Applicable Laws at the Tenant’s sole expense.

(c)

the Tenant will comply with all requirements of governmental authorities pertaining to waste reduction including, but not limited to, performance of waste audits and waste reduction work plans. The Tenant will further provide promptly, copies of all documents and other evidence required to establish compliance with such requirements and the Tenant will cooperate with the Landlord by providing whatever documents and other information and by doing whatever else is reasonably requested in connection with waste reduction matters.

8.07	SPECIAL INDEMNITY

The Tenant will Indemnify the Released Persons and save them harmless from every loss, cost, claim, expense, fine, penalty, prosecution or alleged infraction which they, or any of them, suffer or suffers as the result of the Tenant’s breach of any of Its obligations under either or both of Sections 8.05 and 8.06. In addition, the Tenant will pay to the Landlord, immediately upon demand, all costs incurred by the Landlord in doing any clean-up, restoration or other remedial work as a consequence of the Tenant’s failure to comply with any of its obligations under either or both of Sections 8.05 and 8.06.

ARTICLE 9

INSURANCE AND INDEMNITY

9.01	LANDLORD’S INSURANCE

The Landlord will maintain, throughout the Term

(a)

“all risks” Insurance on the Building (excluding the foundations and excavations) and the machinery, boilers and equipment contained in it and owned by the Landlord or the Owners (except property that the Tenant and other tenants are required to insure);

(b)

“all risks” rent and rental value insurance insuring loss of insurable gross profits attributable to the perils insured against by the Landlord or commonly insured against by Landlords, including loss of rent and other amounts receivable from tenants in the Building;

(c)	public liability and property damage insurance with respect to the Landlord’s operations in the Building; and

(d)

such other coverage, or increases in the amount of coverage specified above in this Section 9.01 as any Mortgagee may require from time to time or as the Landlord or the Owners may consider advisable from time to time.

in reasonable amounts and with those reasonable deductions that a prudent owner of a property similar to the Building would maintain, having regard to size, age and location. This Section does not relieve the Tenant from liability arising from or contributed to by its negligence or misconduct. No insurable interest is conferred on the Tenant under any policies of Insurance carried by the Landlord and the Tenant has no right to receive proceeds of any of those policies.

9.02	TENANTS INSURANCE

(a)

The Tenant will maintain the insurance described below throughout the Term and any period when it is in possession of the Premises (including, for greater certainty, the Fixturing Period), and each policy of that Insurance will name, as insured’s, the Tenant, the Landlord, the Owners and the Mortgagee as their respective interests may appear. The insurance which the Tenant is required to maintain is as follows:

(i)

“all risks” property insurance (including earthquake, flood and collapse) in an amount equal to one hundred percent (100%) of the full replacement cost, insuring (1) all property owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant, and located within the Building, including, but not limited to, fittings, installations, alterations, additions, partitions and all other Leasehold Improvements and (2) the Tenants inventory, furniture and movable equipment;

(ii)

if applicable, broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount of at least the full replacement cost of all Leasehold Improvements and of all boilers, pressure vessels, heating, ventilating and air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (except for the Landlord) on behalf of the Tenant in the Premises or relating to or serving the Premises;

(iii)

business interruption insurance with at least twelve (12) months indemnity in an amount that will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in Sections 9.02(a)(i) and 9.02(a)(ii) and other perils commonly insured against by prudent tenants, or attributable to prevention of access to the Premises or the Building as a result of those perils;

(iv)

public liability and property damage insurance including personal injury liability, contractual liability, non-owned automobile liability, employer’s liability and owners’ and contractors’ protective insurance coverage, with respect to the Premises and the Tenant’s use of the Common Elements, with coverage including the activities and operations conducted by the Tenant and any other Person on the Premises and by the Tenant and any other Parson performing work on behalf of the Tenant and those for whom the Tenant is in law responsible, in any other part of the Building. These policies will (1) be written on a comprehensive basis with inclusive limits of at least $5,000,000 per occurrence for bodily injury for anyone or more Persons or property damage (but the Landlord, acting reasonably or the Mortgagee, may require higher limits from time to time), and (2) contain a severability of interests clause and cross liability clauses;

(v)	tenant’s legal liability insurance for the full replacement cost of the Premises, including loss of their use;

(vi)	non-owned automobile insurance providing third party liability insurance with $1,000,000 inclusive limits, covering all licensed vehicles operated by or on behalf of the Tenant ; and

(vii)

any other form of insurance and with whatever higher limits the Tenant, the Landlord (acting reasonably) or the Mortgagee requires from time to time in form, in amounts and for risks against which a prudent tenant would insure.

(b)

The policies specified under Section 9.02(a)(i), (ii) and (iii) will contain a waiver of any subrogation rights which the Tenant’s Insurers may have against all and any of the Landlord, the Owners, the Mortgagee, the Property Manager and those for whom all and any of them are or is in law responsible, whether or not the damage is caused by their act, omission or negligence.

(c)

The policies specified under Section 9.02(a)(i), (ii) and (iii) will contain the Mortgagee’s standard mortgage clause and may have reasonable deductibles of up to three percent (3%) of the amount insured. If there is a dispute as to the amount of the full replacement cost, the Landlord will determine it.

(d)

Each policy of insurance specified under Section 9.02(a) will (i) be taken out with Insurers acceptable to the Landlord, acting reasonably; (ii) be in a form satisfactory to the Landlord; (iii) be non-contributing with, and will apply only as primary and not excess to any other insurance available to all and any of the Landlord, the Owners and the Mortgagee; (iv) not be invalidated with respect to the interests of all and any of the Landlord, the Owners, and the Mortgagee by reason of any breach or violation of warranties, representations, declarations or conditions contained in the policies and (v) contain an undertaking by the insurers to notify the Landlord, the Owners and the Mortgagee in writing not less than thirty (30) days before any material change, cancellation or termination.

(e)

Each year on the anniversary of the Commencement Date the Tenant will deliver certificates of insurance on the Landlord’s standard form or other reasonably comparable form acceptable to the Landlord, duly executed by the Tenants insurers evidencing that the required insurance is in force. No review or approval of any insurance certificate by the Landlord derogates from or diminishes the Landlord’s rights under this Lease.

(f)

If the Tenant fails to maintain any insurance policy specified under Section 9.02(a), the Landlord shall have the right, but not the obligation, upon forty-eight (48) hours prior notice, to pay the cost or premium therefor, and in such event the Tenant will, upon demand, pay the Landlord’s costs in so doing, together with a sum equal to fifteen percent (15%) of such costs representing the Landlord’s overhead.

9.03	INCREASE IN PREMIUMS

The Tenant will comply promptly with the loss prevention recommendations of the Landlord’s insurer pertaining to the Premises or the Building. If the occupancy of the Premises, the conduct of business in the Premises, or anything done or omitted by the Tenant results in an increase in premiums for the insurance carried by the Landlord with respect to the Building, the Tenant will pay the increase to the Landlord immediately on demand. In determining whether the Tenant is responsible for increased premiums and the amount for which the Tenant is responsible, a schedule issued by the organization that computes the insurance rate on the Building showing the components of the rate will be conclusive evidence of the items that make up the rate.

9.04	CANCELLATION OF INSURANCE

The Tenant will not do or permit anything to be done those results in the cancellation or threatened cancellation or the reduction or threatened reduction of coverage under any insurance policy on the Building or any part of it. If the Tenant does or permits anything to be done those results in the cancellation or threatened cancellation or the reduction or threatened reduction of coverage under any insurance policy on the Building or any part of it, the Landlord may, at its option, either

(a)

exercise all of its rights and remedies as are contained in Article 15 after providing the Tenant with forty-eight (48) hours prior written notice during which time the Tenant has failed to remedy the condition giving rise to the cancellation. threatened cancellation or reduction or threatened reduction of coverage; or

(b)

enter upon the Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, including the removal of any offending article, after providing the Tenant with forty-eight (48) hours prior written notice (or without notice in the case of an emergency), and in such event the Tenant shall pay the Landlord’s costs immediately upon demand, together with a sum equal to fifteen (15%) of such costs representing the Landlord’s overhead. The Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of others located on the Premises as a result of any such entry. The Tenant agrees that any such entry by the Landlord pursuant to this Section 9.04 is not a re-entry or a breach of any covenant for quiet enjoyment contained in this lease or implied by law.

9.05	LOSS OR DAMAGE

None of the Released Persons is liable for death or injury arising from any occurrence in, upon, at, or relating to the Building or damage to property of the Tenant or of others located on the Premises or elsewhere, nor will they be responsible for loss of or damage to, or loss of use of property of the Tenant or others from any cause, whether or not-it results from (a) the negligence or misconduct of a Released Person, (b) the operation, faulty operation, interruption or breakdown of any of the base building systems or other services to be provided by the Landlord under this Lease, (c) the existence of any Hazardous Substance in any part of the Building or introduced into the Building from any other cause; or (d) any act, omission, negligence or misconduct of any tenant or occupant of space in the Building or property adjacent to the Building, or of the public or any Person in or on the Building.

9.06	INDEMNIFICATION OF THE LANDLORD

Subject to Section 9.07, the Tenant will indemnify the Released Persons and save them harmless from and against all loss (including loss of Rent payable by the Tenant under this Lease), claims, actions, damages, liability and expenses, in connection with loss of life, personal injury, damage to property or any other loss or injury which:

(a)	arises from this Lease or any occurrence in, on or at the Premises or from the occupancy or use by the Tenant of the Premises or any part of the Premises; and

(b)	is occasioned wholly or in part by an act or omission of the Tenant or by anyone for whom the Tenant is responsible.

However, the Tenant is not required to indemnify the Released Persons or save them harmless from loss, claims, actions, damages, liability or expenses when they arise directly from the gross negligence or willful misconduct of a Released Person.

ARTICLE 10

MAINTENANCE, REPAIRS AND ALTERATIONS BY THE TENANT

10.01	MAINTENANCE AND REPAIRS BY THE TENANT

Except to the extent that the Landlord is specifically responsible therefor under this Lease and subject to Article 11, the Tenant will, at its sole cost, repair and maintain the Premises (exclusive of the HVAC System and other base building mechanical and electrical systems) and all improvements in or on them in good repair and condition to a standard consistent with the Operation Standard. This obligation includes, but is not limited to:

(a)	repainting and redecorating the Premises and cleaning drapes and carpets at reasonable intervals:

(b)	making repairs, replacements and alterations, as needed, including, without limitation, those that are necessary to comply with all Applicable Laws;

(c)	maintaining first class quality trade fixtures and Leasehold Improvements; and

(d)

removing from the Premises, at its expense when required by the Landlord (or the Landlord removing from the Premises at the Tenant’s expense) any Hazardous Substance which may be in or incorporated into any part of the Premises).

10.02	APPROVAL OF THE TENANT’S ALTERATIONS

(a)

The Tenant will not make alterations, improvements, decorations, repairs or replacements to the Premises (individually and collectively “Premises Work”) without the Landlord’s prior written approval (not to be unreasonably withheld).

(b)

At least forty-five (45) days prior to the commencement of any Premises Work, the Tenant shall submit details of the proposed Premises Work to the Landlord for its approval, including plans and a reasonable number (as required by the Landlord) of copies of drawings and specifications prepared by qualified architects or engineers. The Tenant shall pay to the Landlord its then current charge and all disbursements incurred by the Landlord for the review of such drawings and specifications. The Landlord shall respond to any request for approval within thirty (30) days of receipt of all required details, drawings and specifications and provide details of any changes required. The Tenant shall incorporate such changes into its plans, drawings and specifications and resubmit them for approval. No Premises Work may be commenced until the Landlord’s final approval has been given over the Tenant’s plans, drawings and specifications and the Tenant shall not apply for a building permit prior to receiving such approval.

(c)

Prior to commencing any Premises Work, the Tenant will provide to the Landlord copies of all required permits and licenses required for the Premises Work, a current clearance certificate issued pursuant to the workers’ compensation act of the Province in respect of the contractor and every sub-contractor which the Tenant proposes to employ or to permit to do work in respect of the Premises and the Tenant will not permit any contractor or sub-contractors to do work in respect of the Premises except for those for which the clearance certificate has been provided.

(d)	All Premises Work shall be performed:

(i)	at the sole cost of the Tenant;

(ii)

by workmen approved by the Landlord in advance whose labour union affiliations are compatible with the ..Landlord’s and the Property Manager’s contractors and workmen, except that if such Premises Work affects (1) the structure of the Premises or any of the structural components, exterior walls or roof of the Building, (2) any of the base building systems, (3) the aesthetics of the Building, or (4) any part of the Building outside the Premises, then the Landlord may require that the work be performed by the Landlord at the Tenant’s expense and the Tenant will pay to the Landlord, upon demand, all of such costs together with a fee of fifteen percent (15%) of such costs representing the Landlord’s overhead;

(iii)	in a good and workmanlike manner;

(iv)

in accordance with the drawings and specifications approved by the Landlord in advance and where any Premises Work is visible from Common Elements, the Tenant will comply with all design criteria for such Premises Work Which the Landlord prescribes;

(v)	in accordance with all Applicable Laws and requirements of the Landlord’s insurers;

(vi)	subject to the reasonable regulations. Supervision, control and inspection of the Landlord; and

(vii)	subject to such indemnification against liens and expenses as the Landlord reasonably requires.

(e)

If any Premises Work or installation of Leasehold Improvements depart from the standard for the Building or restrict access by the Landlord to any of the Common Elements, or restrict the installation of leasehold improvements by any other tenant in the Building, then the Tenant shall be responsible for all costs incurred by the Landlord in obtaining access to such Common Elements or in installing such other tenants Leasehold Improvements.

(f)	Any increase in Taxes or fire or casualty insurance premiums for the Building attributable to any Premises Work shall be borne by the Tenant.

10.03	REPAIR WHERE THE TENANT IS AT FAULT

If the Building or any part it requires repair, replacement or alteration, (a) because of the negligence, fault, omission, want of skill, act or misconduct of the Tenant or its officers, agents, employees, contractors, invitees or licensees, (b) due to the requirements of any Applicable Laws relating to the Tenants conduct of business, or (c) as a result of the Tenant stopping up or damaging the heating apparatus, water pipes, drainage pipes or other equipment or facilities or parts of the Building, the cost of the repairs, replacements or alterations plus a sum equal to fifteen percent (15%) of the cost for the Landlord’s overhead will be paid by the Tenant to the Landlord on demand.

10.04	TENANT NOT TO OVERLOAD

The Tenant will not install equipment that overloads the capacity of the HVAC System or any utility, electrical, or mechanical facility in the Premises or the Building and will not, (a) bring into the Premises any utility, electrical, or mechanical facility or service of which the Landlord does not approve, or (b) bring upon the Premises anything that might damage them or overload the floors. If damage is caused to the Premises or to the Building as a result of the installation of such equipment or contravention of the provisions of paragraphs (a) or (b) of this Section by the act, neglect, fault, want of skill, or misuse of or by the Tenant or its officers, agents, servants, employees, contractors, invitees, licensees or by any Person having business with the Tenant, the Tenant will repair the damage or, at the Landlord’s option, pay to the Landlord on demand the cost of repairing the damage plus a sum equal to fifteen percent (15%) of the costs for the Landlord’s overhead.

10.05	REMOVAL AND RESTORATION BY THE TENANT

Excepting the Tenants trade fixtures, all Premises Work (as defined in Section 10.02(a)), and all Tenant’s Work performed by the Tenant or by the Landlord or others for or on behalf of the Tenant is the Landlord’s property on affixation or installation, without compensation to the Tenant at any time, including upon the expiry or earlier termination or surrender of this Lease. Except as otherwise agreed to by the Landlord in writing, no Leasehold Improvements, trade fixtures, inventory or equipment shall be removed from the Premises by the Tenant at any time except as follows:

(a)

provided that the Tenant is not in default under this Lease the Tenant may, during the Term, in the ordinary course of its business or in the course of renovation, reconstruction or alteration of the Premises by the Tenant approved in accordance with this Lease, remove its trade fixtures, inventory or equipment if they have become excess for the Tenant’s purposes or if the Tenant immediately substitutes new trade fixtures, inventory and equipment of equal or better value;

(b)

provided that the Tenant is not in default under this Lease the Tenant may, at the expiry or earlier surrender or termination of this Lease, at its sole cost, remove its trade fixtures, inventory and equipment; and

(c)	the Tenant shall, at the expiry or earlier surrender or termination of this Lease, at its sole cost, remove its trade fixtures, inventory and equipment that the Landlord requires be removed.

The Tenant shall at its own expense repair any damage caused to the Premises or the Building by the installation or removal of the trade fixtures, inventory and equipment or from the installation of the Leasehold Improvements. If the Tenant does not remove its trade fixtures, inventory and equipment within three (3) days after the expiry or earlier surrender or termination of this Lease, such trade fixtures, inventory and equipment shall be deemed conclusively to have been abandoned by the Tenant and may be appropriated, sold, destroyed or otherwise disposed of by the Landlord without notice or obligation to compensate the Tenant or to account therefore, and the Tenant shall pay to the Landlord, on demand, all costs incurred by the Landlord in connection therewith. Upon expiry or earlier surrender or termination of this Lease the Tenant will leave the Premises in the same condition as it was required to keep them in during the Term, will deliver all keys for the Premises to the Landlord at the place then fixed by the payment of Rent, and will provide the Landlord with combinations of all locks, safes and vaults in the Premises.

Notwithstanding any other provision of this Lease, the Tenant shall not be responsible for any costs associated with removing Leasehold Improvements, Tenant’s Work, or restoring or returning the Premises back to a base building standard at the expiry of the Term or any permitted renewal thereof.

10.06	TENANT TO DISCHARGE ENCUMBRANCES

The Tenant will ensure that no construction or other lien (similar or otherwise), and no charge, mortgage, security interest, floating charge, debenture, or other encumbrance (collectively, “Encumbrance”) is registered or filed against (a) the Building or any part of it, or (b) the Landlord’s interest in the Building or any part of it, or (c) the Tenants interest in the Premises, by any Person claiming by, through, under, or against the Tenant or its contractors or subcontractors. If the Tenant defaults under this section the Landlord may, in addition to its available remedies under Article 15, discharge the lien or Encumbrance upon two (2) business days prior written notice to the Tenant by paying the amount claimed to be due into court and the amount paid, as well as the costs and expenses (including solicitor’s fees on a solicitor and client basis) incurred as the result of the registration or filing of the lien or Encumbrance, including the discharge of the lien or Encumbrance, will be paid by the Tenant to the Landlord on demand.

ARTICLE 11

DAMAGE AND DESTRUCTION AND EXPROPRIATION

11.01	INTERPRETATION OF ARTICLE 11

In this Article:

(a)	“Damage” means damage (including but not limited to, smoke and water damage and damage that amounts to destruction) that results from any cause and “Damaged” has a corresponding meaning;

(b)	“Date of Taking” means the date on which the expropriating authority takes possession of the Building, the Premises, or any part thereof, as the case may be;

(c)	“Expropriated” means expropriated by a governmental authority or transferred, conveyed or dedicated in contemplation of a threatened expropriation and “Expropriation” has a corresponding meaning;

(d)	“Landlord’s Work” means the work to be performed by the Landlord pursuant to Section 2.01 of Schedule “C”;

(e)	“Substantial Completion” has the meaning set out in Section 1.03(a) of Schedule “C”;

(f)	“Tenant’s Work” means the work to be performed by the Tenant pursuant to Section 3.02 of Schedule “C”;

(g)	“Usable” means usable by the Tenant for the purpose contemplated by this Lease

11.02	DAMAGE TO PREMISES

(a)

Subject to Section 11.03, if the premises are Damaged and the repair can, in the opinion of the Architect, be Substantially Completed under Applicable Laws within one hundred and eighty (180) days from the date of such Damage (employing normal construction methods without overtime or other premiums), the Landlord will, to the extent the Damage results from a peril against which the Landlord is required to insure or otherwise insures, promptly repair or reconstruct the Premises to the extent of its’ obligations under Section 2.01 of Schedule “C”. If part or all of the Premises is not Usable because of the Damage, then except where the Landlord’s Work and Tenant’s Work (as defined below in this Section 11.02(a)) take less than ten (10) days to complete after the date of the Damage (in which case no Rent abatement shall occur), the Basic Rent (but not Additional Rent) will abate in the proportion that the Rentable Area of that part of the Premises which is not Usable (as determined by the Architect) is to the Rentable Area of the whole of the Premises, from the date of the Damage until the earlier of (i) the date when the whole of the Premises is Usable again, or (ii) thirty (30) days after Substantial Completion of the Landlord’s Work. When the Landlord notifies the Tenant that it has completed enough of the Landlord’s Work to enable the Tenant to start its work, the Tenant will diligently perform all repairs to the Premises which are its responsibility under Section 10.01 of this Lease and all other work required to fully restore the Premises for use in the Tenants business (including, without limitation, the work described in Section 3.02 of Schedule “C” but excluding Landlord’s Work)(the “Tenants Work”) and will reopen the whole of the Premises for business as soon as possible but in any event within thirty (30) days after the Landlord’s notice. All of the provisions of Schedule “C” will apply except for any fixturing period or rent free period and no capital allowance, inducement to lease, or other payment that was made to the Tenant at the time of, or in connection with the original construction of the Premises or the Tenants Leasehold Improvements will be paid by the Landlord to the Tenant.

(b)

Subject to Section 11.03, if the Premises are Damaged and the repair cannot, in the opinion of the Architect, be Substantially Completed under Applicable Laws within one hundred and eighty (180) days from the date of such Damage (employing normal construction method without overtime or other premiums), then either the Landlord or the Tenant may, by written notice provided to the other within thirty (30) days after receipt of the Architect’s opinion, terminate this Lease on a date to be effective no later than thirty (30) days after delivery of such notice. All Rent will abate as of the effective date of termination and the Tenant will have no claim, action or demand against the Landlord as a result of or arising from any such early termination of this Lease. Notwithstanding the foregoing, the Tenant shall not be entitled to exercise its right of termination set out in this Section 11.02(b) if the Damage resulted from or was occasioned by any act, misconduct, negligence, or omission of the Tenant, its officers, servants, employees, contractors, invitees, licensees or Persons for whom the Tenant is responsible at law or over whom the Tenant may be reasonably considered to exercise control.

11.03	DAMAGE TO THE BUILDING

(a)	Notwithstanding Section 11.02, if:

(i)	twenty-five percent (25%) or more of the Rentable Area of the Building (excluding the Parking Facilities) is Damaged (whether or not the Premises are Damaged); or

(ii)	portions of the Building which affect access or services essential thereto are Damaged (whether or not the Premises are Damaged); and

the Damage cannot, in the opinion of the Architect, be substantially repaired under Applicable laws within one hundred and eighty (180) days from the date of such Damage (employing normal construction methods without overtime or other premiums), then the Landlord may, by written notice to the Tenant given within ninety (90) days after the date of Damage, terminate this Lease effective thirty (30) days after receipt by the Tenant of the notice and all Rent will abate as of the effective date of termination. The Tenant will have no claim, action, or demand against the Landlord as a result of or arising from any such early termination of this Lease.

(b)

If the Building or any part of it is Damaged to the extent described in Section 11.03(a)(i) or (ii) and the Landlord does not terminate this Lease, then the Landlord will promptly rebuild or repair or cause to be rebuilt or repaired the Building to the extent of the Landlord’s obligations under the leases for Leasable Premises that are in force at the time but the Landlord may use plans and specifications and working drawings that are different from those used in the original construction of the Building or any part of it and the rebuilt or repaired Building may be different from the Building before the Damage.

11.04	EXPROPRIATION OF THE BUILDING OR THE PREMISES

If all of the Premises is expropriated (whether or not in conjunction with an expropriation of any part of the Building), then this Lease shall terminate on the Date of Taking. If a portion of the Building or the Premises is Expropriated, then:

(a)

if in the reasonable opinion of the Landlord a substantial alteration or reconstruction of the Building is necessary or desirable as a result of the Expropriation, whether or not the Premises are or may be affected, the Landlord may, upon not less than thirty (30) days prior written notice to the Tenant, terminate this Lease; and

(b)

if more than one-third of the Rentable Area of the Premises is Expropriated (whether or not alone or in conjunction with an Expropriation of all or a part of the Building), either the Landlord or the Tenant may, upon not less than thirty (30) days prior written notice to the other, terminate this Lease.

If this Lease is so terminated, all Rent will abate as of the effective date of termination (provided, however, that the effective date of termination may not occur later than the Date of Taking) and the Tenant will have no claim, action or demand against the Landlord as a result of or arising from any such early termination of this Lease. If a portion of the Premises has been expropriated and this Lease has not been terminated in accordance with this Section 11.04, then the Rentable Area of the Premises shall be deemed to be amended as of the Date of Taking by reducing the Rentable Area of the Premises by the portion so expropriated, and Rent shall be adjusted accordingly.

11.05	AWARDS

The Landlord and the Tenant will co-operate with each other if there is an Expropriation of all or part of the Premises or the Building so that each may receive the maximum award that it is entitled to at law. To the extent, however, that a part of the Building other than the Premises is Expropriated, the full proceeds that are paid or awarded as a result will belong solely to the Landlord, and the Tenant will assign to the Landlord any rights that it may have or acquire in respect of the proceeds or awards and will execute the documents that the Landlord reasonably requires in order to give effect to this intention. Whether or not the Lease is terminated, the Tenant will have no claim, action, right of action or any other demand against the Landlord as a result of or arising from the Expropriation of all or any part of the Premises or the Building.

11.06	ARCHITECT’S CERTIFICATE

A certificate of the Architect will bind the parties concerning any of the matters that need to be determined under this Article 11.

ARTICLE 12

ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS

12.01	TRANSFERS

(a)

For the purpose of this Lease, “Transfer” means (i) an assignment, sale, conveyance, sublease, disposition or licensing of this Lease or the Premises or any part of them, or any interest in this Lease (whether or not by operation of law) or in a partnership that is a Tenant under this Lease; (ii) a mortgage, charge, lien, debenture (floating or otherwise) or other encumbrance of this Lease or the Premises or any part of them or of any interest in this Lease or of a partnership or partnership interest where the partnership is a Tenant under this Lease; (iii) a parting with or sharing of possession of all or part of the Premises; and (iv) a transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription of all or part of the corporate shares of the Tenant or of an “affiliate” of the Tenant (as that term is defined in the Canada Business Corporations Act as at the date of this Lease) which results in a change in the effective voting control of the Tenant. “Transferor” and “Transferee” have meanings corresponding to the definition of “Transfer” set out above (and for the purpose of a Transfer described in Section 12.01(a)(iv) the Transfer is the Person that has effective voting control before the Transfer and the Transferee is the Person that has effective voting control after the Transfer).

(b)	The Tenant will not effect a Transfer of the Lease as defined in Section 12.01(a)(ii) without the consent of the Landlord, which consent may be unreasonably withheld.

(c)

Subject to Section 12.01(b), the Tenant shall not effect or permit any Transfer without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld except that despite any statutory provision or law (including. without limitation, the applicable Landlord and tenant legislation in force in the Province) and without limiting the grounds on which a Transfer may be refused, the Landlord may refuse to give its consent if:

(i)

the Tenant is then in default under this Lease or has during the Term failed to pay all Rent punctually as and when due or failed to observe or perform all of its other obligations pursuant to this Lease;

(ii)

covenants, restrictions or commitments given by the Landlord to other tenants or occupants or prospective tenants or occupants of the Building, or to Mortgagees, the Owners or other parties, regardless of when given, prevent or inhibit the Landlord from giving its consent to the Transfer;

(iii)	in the Landlord’s reasonable opinion, the financial background, business history or capability of the proposed Transferee is not satisfactory;

(iv)

the proposed Transfer is to (1) an existing tenant of the Building, (2) a consulate, embassy, trade commission or other representative of a foreign government or (3) a government, quasi-government or public agency, service or office;

(v)

the proposed Transferee is in default under any lease with the Landlord or Its affiliates (as that term is used in Section 12.01(a) above) or there is a history of defaults under commercial leases by the proposed Transferee or by companies or partnerships in which the proposed Transferee was a principal shareholder or partner at the time of the defaults;

(vi)

the use of the Premises by the proposed Transferee, in the Landlord’s opinion arrived at in good faith, could (1) be inconsistent with the image and standards of the Building, (2) expose the occupants of the Building to risk of harm, damage or interference with their use and enjoyment thereof, (3) be incompatible with the other businesses or activities being carried on in the Building, (4) result in a substantial increase in the number of persons visiting the Premises or (5) place exceptional or additional demands on any Common Elements or the Parking Facilities; or

(vii)

the Landlord does not receive sufficient information from the Tenant or the proposed Transferee as required under this Section 12.01(c) to enable it to make a determination concerning the matters set out above.

(d)

Section 12.01(c) does not apply to (i) a Transfer that occurs on the death of the Transferor, (ii) a Transfer described in Section 12.01(a)(iv) which occurs when the sole Tenant in occupation of the Premises is a corporation (a “Public Corporation”) whose shares are traded and listed on a stock exchange in Canada or the United States, or (iii) a Transfer that occurs when (1) the sole Tenant in occupation of the Premises is a “subsidiary” body corporate” (as that term is defined on the date of this Lease under the Canada Business Corporations Act) of a Public Corporation and (2) it is the shares of the Public Corporation and not of the Tenant that are transferred or issued.

(e)

If the Tenant intends to effect a Transfer, the Tenant shall give prior notice to the Landlord of such intent specifying the identity of the proposed Transferee, the type of Transfer contemplated, and the financial and other terms of the Transfer, and shall provide such financial, business or other information relating to the proposed Transferee and its principals as the Landlord or any Mortgagee requires, together with copies of all documents which record the particulars of the proposed Transfer. The Landlord shall, within thirty (30) days after having received such notice and all requested information, notify the Tenant either that:

(i)	it consents or does not consent to the Transfer in accordance with the provisions of this Article 12;

(ii)	it consents on such terms and condition in addition to Section 12.03 as the Landlord, in its sole opinion, deems fit; or

(iii)	it elects to terminate this Lease as to the whole or the part of the Premises affected by the proposed Transfer in accordance with Section 12.02.

(f)

The Landlord shall have no liability for or in connection with any claims made by the Tenant as a result of the Landlord withholding its consent to any Transfer or terminating this Lease pursuant to Section 12.02. In cases where the Landlord has withheld its consent, the Tenant agrees that its only remedy will be to bring an application for a declaration that such Transfer should be allowed.

(g)

Notwithstanding any other provision of this Lease, if the Tenant is not in default of any of the terms of this Lease, the Tenant may, without consent of the Landlord, assign this Lease or sublease the Premises, or any portion thereof, (i) to an affiliate, (ii) pursuant to a corporate reorganization of the Tenant or (iii) to any party, pursuant to the sale of all or substantially all of the assets or shares of the Tenant. If the Tenant elects to assign this Lease or sublease the Premises, or any portion thereof pursuant to this Section 12.01(g) then prior to such assignment or sublease the Tenant shall provide notice to the Landlord of the identity of the Transferee, the type of Transfer being undertaken, and the financial and other terms of the Transfer, together with copies of all documents which record the particulars of the Transfer.

12.02	LANDLORD’S RIGHT TO TERMINATE

If the Landlord elects to terminate this Lease as to the whole or the part of the Premises affected by the proposed Transfer, it shall stipulate in its notice the termination date, which date will not be less than thirty (30) days and not more than ninety (90) days following delivery of such notice. If the Landlord elects to terminate this Lease, the Tenant shall notify the Landlord within ten (10) days thereafter of the Tenant’s intention either to refrain from such Transfer or to accept the termination of this Lease as to the whole or the part thereof in respect of which the Landlord has exercised its rights. If the Tenant fails to deliver such notice within such ten (10) days or notifies the Landlord that it accepts the Landlord’s termination, this Lease will, as to the whole or affected part of the Premises, as the case may be, be terminated on the date of termination stipulated by the Landlord in its notice of election to terminate. If the Tenant notifies the Landlord within ten (10) days that it intends to refrain from such Transfer, then the Landlord’s election to terminate this Lease shall become void.

12.03	TERMS AND CONDITIONS RELATING TO TRANSFERS

The following terms and conditions apply in respect of all Transfers:

(a)	the consent by the Landlord is not a waiver of the requirement for consent to subsequent Transfers;

(b)	the Landlord may apply amounts collected from the Transferee to any unpaid Rent payable under this Lease;

(c)

no acceptance by the Landlord of any payments by a Transferee is (i) a waiver of the requirement for the Landlord to consent to the Transfer, (ii) the acceptance of the Transferee as Tenant, or (iii) a release of the Transferor from its obligations under this Lease;

(d)

the Transferee will execute, prior to the Transfer, an agreement directly with the Landlord agreeing to be bound by this Lease as if the Transferee had originally executed this Lease as Tenant but the Transferor shall remain jointly and severally liable with the Transferee for the fulfillment of all obligations of the Tenant under this Lease during the remainder of the Term and all renewals or extensions thereof, the whole without novation or derogation of any kind, and without benefit of division and discussion, and, if required by the Landlord, the Transferor will execute an Indemnity Agreement on the Landlord’s standard form to give full force and effect to the foregoing;

(e)

the Transferor, unless the Transferee is a sub-tenant of the Tenant, will retain no rights under this lease in respect of obligations to be performed by the Landlord or in respect of the use or occupation of the Premises after the Transfer;

(f)

the Basic Rent and additional rent payable by the Transferee shall not be less than the Basic Rent and Additional Rent payable by the Tenant under this Lease as at the effective date of the Transfer (including any increases provided for in this Lease) and if it exceeds the Basic Rent and Additional Rent payable under this Lease, the amount of the excess shall be paid by the Transferor to the Landlord in addition to all Rent payable under this Lease and such excess shall be deemed to be Additional Rent. If the Transferor receives from any Transferee either directly or indirectly any consideration other than Basic Rent or additional rent for such Transfer, either in the form of cash, goods or services, the Transferor will pay such excess to the Landlord in addition to all Rent payable under this Lease and such excess rent shall be deemed to be Additional Rent;

(g)

if the Transferee pays or gives or covenants to pay or give to the Transferor money or other value that is reasonably attributable to the desirability of the location of the Premises or to Leasehold Improvements that are owned by the Landlord or for which the Landlord has paid in whole or in part, then at the Landlord’s option, the Transferor will pay to the Landlord such money or other value in addition to all Rent payable under this Lease and all amounts shall be deemed to be further Additional Rent;

(h)

if the Transfer is one which requires the Landlord’s consent, then if such Transfer is not completed within sixty (60) days of the date of such consent, the Landlord may, at its option, withdraw its consent;

(i)

all Rent for the month in which the Transfer occurs shall be paid in advance by the Transferor so that the Landlord will not be required to accept partial payments of Rent for such month from either the Transferor or Transferee;

(j)

all documents relating to a Transfer or the Landlord’s consent will be prepared by the Landlord or its solicitors and all of the processing and legal costs of the Landlord will be paid to the Landlord by the Tenant on demand;

(k)	intentionally deleted; and

(l)

if the Transfer is a sublease, that the Transferee agrees to waive or release any statutory right to retain the unexpired portion of the term of its sublease or the Term of this Lease or to enter into any lease or other agreement directly with the Landlord for the Premises or any part of it or to otherwise remain in possession of the Premises or any part of it where this Lease is terminated, surrendered, repudiated, disclaimed or otherwise cancelled, or is assigned, sold, disposed of or otherwise dealt with.

12.04	NO ADVERTISING OF THE PREMISES

The Tenant shall not offer or advertise the whole or any part of the Premises or this Lease for the purpose of a Transfer and shall not permit any broker or other person to do so unless the complete text and format of such advertisement is approved in writing by the Landlord. However, in no event will the advertisement contain any reference to the rental rate for the Premises.

12.05	SALES AND OTHER DISPOSITIONS BY THE LANDLORD

Nothing in this Lease shall restrict the right of the Landlord to sell, convey, assign or otherwise deal with the Building or any part of it, subject only to the rights of the Tenant under this Lease. A sale, transfer or conveyance of the Building by the Landlord or an assignment by the Landlord of this Lease or any interest of the Landlord under it shall operate to release the Landlord from liability from and after the effective date thereof for all of the covenants, terms and conditions of this Lease, express or implied, except as such (a) may relate to the period prior to such effective date and (b) are not assumed by the purchaser, transferee or disposee, and the Tenant shall thereafter look solely to the Landlord’s successor in interest in and to this Lease.

ARTICLE 13

ACCESS AND ALTERATIONS

13.01	RIGHT OF ENTRY

(a)

It is not a re-entry or a breach of quiet enjoyment if the Landlord and its representatives enter the Premises at reasonable times after twenty-four (24) hours notice (but If the Landlord determines there is an emergency, no notice is required) (i) to examine them, (ii) to make repairs, alterations, improvements or additions to the Premises, the Building or adjacent property, (iii) to conduct an environmental audit of the Premises or any part of the Building, or (iv) to carry out any of its rights or obligations under this Lease, and the Landlord and its representatives may take material into and on the Premises for those purposes. This right extends to (and is not limited to) the pipes, conduits, wiring, ducts, columns and other parts of the Common Elements in the Premises. Rent will not abate or be reduced while the repairs, alterations, improvements or additions are being made and the Landlord is not liable for any damage, injury or death caused to any Person or to the property of the Tenant or others located on the Premises as a result of the entry, regardless of how the damage, injury or death is caused. The Landlord will take reasonable steps to minimize any interruption of the Tenants business in exercising its rights under this Section 13.01(a).

(b)

The Landlord may enter the Premises at reasonable times to show them to prospective purchasers, tenants or Mortgagees. During the twelve (12) months before the expiry of the Term, the Landlord may display on the Premises “For Rent” or “For Sale” notices of reasonable size and number, and in reasonable locations.

ARTICLE 14

STATUS STATEMENTS, SUBORDINATION AND ATTORNMENT

14.01	STATUS STATEMENTS

Within ten (10) days after each request by the Landlord, the Tenant will deliver to the Landlord, on a form supplied by the Landlord, a status statement or certificate addressed to any proposed Mortgagee, purchaser or other disposee of part or all of the Building and to the Landlord, stating details of the tenancy and confirming as correct specific information pertaining to the tenancy such as, by way of example:

(a)	that this Lease is in full force and effect, except only for any modifications that are set out in the statement certificate;

(b)	the commencement and expiry dates of this Lease;

(c)	that the Tenant is in possession of the Premises and is paying Rent as provided in this Lease;

(d)	the date to which Rent has been paid under this Lease and the amount of any prepaid Rent or any deposits held by the Landlord;

(e)	whether there are any set-offs, defenses or counterclaims against enforcement of the Tenant’s obligations under this Lease;

(f)	that there is not, any uncured default on the part of the Landlord, or, if there is a default, the certificate will state the particulars;

(g)	that the Premises are free from any construction deficiencies or, if there are any. the certificate will state the particulars);

(h)	with reasonable particularity, details concerning the Tenant’s financial standing and corporate organization as the Landlord or the Mortgagee may reasonably require; and

(i)	any other information or statement that a proposed Mortgagee, purchaser or disposee may reasonably require.

Any such statement may be relied upon by any prospective transferee or Mortgagee of all or any portion of the Building or any assignee of any such Person.

14.02	SUBORDINATION AND ATTORNMENT

(a)

Provided that the Landlord obtains a non-disturbance agreement from any holder of an Encumbrance (as defined below) confirming that such holder will not, so long as the Tenant is not in default under this Lease, disturb the Tenant’s occupation and possession of the Premises, this lease is and will remain subordinate to every mortgage, charge, trust deed, financing, refinancing or collateral financing, present or future, and the instruments of, as well as the charge or lien resulting from all or any of them and any renewals or extensions of them from time to time (collectively, an “Encumbrance”) against the Premises or the Building and the Tenant will, on request, sign any document requested by the Landlord or the Owners to confirm the subordination of this lease to any Encumbrance and to all advances made or to be made on the security of the Encumbrance. The Tenant will also, if the Landlord requests it to do so, attorn to the holder of any Encumbrance, to the Owners or to any purchaser, transferee or disposee of the Building or of an ownership or equity interest in the Building and the Tenant will, on request, sign any document requested by the Landlord or the Owners to confirm such attornment.

(b)

If possession is taken under, or any proceedings are brought for the foreclosure of, or if a power of sale is exercised resulting from an Encumbrance the Tenant will attorn to the Person that so takes possession if that Person requests it and will recognize that Person as the Landlord under this Lease.

(c)

The form and content of any document confirming or effecting the subordination and attornments provided for in this Section 14.02 will be that required by the Landlord or the holder of the Encumbrance in each case, and each such document will be delivered by the Tenant to the Landlord within ten (10) days after the Landlord requests it.

14.03	ATTORNEY

The Tenant will execute and deliver whatever instruments and certificates are requested by all or any of the Landlord, the Owners and any Mortgagee to give effect to Sections 14.01 and 14.02. If the Tenant has not executed whatever instruments and certificates it is required to execute within ten (10) days after the Landlord’s request, the Tenant irrevocably appoints the Landlord as the Tenant’s attorney with full power and authority to execute and deliver in the name of the Tenant any of those instruments or certificates or, the Landlord may, at its option, avail itself of all remedies under Article 15 without the requirement to provide further notice and without incurring any liability.

ARTICLE 15

DEFAULT

15.01	EVENTS OF DEFAULT

An “Event of Default” occurs when:

(a)	the Tenant defaults in the payment of Rent or Rental Taxes and fails to remedy the default within five (5) days after written notice;

(b)

the Tenant commits a breach that is capable of remedy (other than a breach in the payment of Rent or Rental Taxes) and fails to remedy the breach within ten (10) days after written notice to the Tenant specifying particulars of the breach and requiring the Tenant to remedy the breach (or if the breach would reasonably take longer than ten (10) days to remedy, fails to start remedying the breach within the ten (10) day period or fails to continue diligently and expeditiously to complete the remedy);

(c)	the Tenant commits a breach of this Lease that is not capable of remedy and has received written notice specifying particulars of the breach;

(d)

the Tenant or a Person carrying on business in any part of the Premises becomes bankrupt or insolvent or makes application for relief from creditors under the provisions of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors;

(e)	steps are taken or proceedings are instituted for the dissolution, winding-up or other termination of the Tenant’s existence or for the liquidation of their respective assets;

(f)	a receiver or a receiver and manager is appointed for all or a part of the business or assets of the Tenant, or of another Person carrying on business in the Premises;

(g)	the Tenant makes or attempts to make a sale in bulk of any of their respective assets other than in conjunction with a Transfer approved by the Landlord;

(h)

a writ of execution is issued against the Tenant and remains outstanding for more than ten (10) days or this Lease or any of the Tenant’s assets on the Premises are taken or seized under a writ of execution, an assignment, pledge, charge, debenture or other security instrument and such writ, assignment, pledge, charge, debenture or other security instrument is not stayed or vacated within fifteen (15) days after the date of such taking;

(i)	the Tenant effects or attempts to effect a Transfer that is not permitted by this Lease;

(j)

the Premises are vacant or unoccupied for five (5) consecutive days or the Tenant abandons or attempts to abandon the Premises or sells or removes property from the Premises so that there is insufficient property on the Premises free and clear of any encumbrance ranking ahead of the Landlord’s lien to satisfy the Rent accruing for at least twelve (12) months;

(k)	the Tenant commits a breach under either or both of Sections 8.05 and 8.06 of this Lease; or

(l)

an Event of Default occurs under any other lease or agreement relating to other premises leased to or occupied by the Tenant in the Building or in any other property where the Landlord or any of its affiliates (as that term is defined in Section 12.01(a)) is the landlord.

15.02	REMEDIES UPON AN EVENT OF DEFAULT

(a)

Upon the occurrence of an Event of Default the full amount of the current months’ Rent together with the next three (3) months’ installments of Basic Rent, Rental Taxes and Additional Rent will immediately become due and payable and the Landlord shall have the following rights and remedies without prejudice to any other rights which it has under this Lease or at law:

(i)	to terminate this Lease and re-enter and repossess the Premises and remove all Persons and property from the Premises:

(ii)

seize, sell, dispose of or store all or any property on the Premises, all at the Tenants expense as the Landlord, considers appropriate, all without notice to the Tenant, without legal proceedings and without liability for loss or damage and without prejudice to the rights of the Landlord to recover damages and all other amounts which the Landlord is entitled to claim by reason of the Tenant’s breach of this Lease; and

(iii)

to enter the Premises as agent of the Tenant but without terminating this Lease in order to relet the Premises or a part of them for whatever term or terms (which may be for a term extending beyond the Term) and at whatever Rent and upon whatever other terms the Landlord considers advisable. No repossession of the Premises by the Landlord will be construed as an election by the Landlord to terminate this Lease unless a written notice of termination is given to the Tenant. On each such reletting, the Rent received from the reletting shall be applied as follows: first, to the payment of any expenses incurred by the Landlord with respect to any such reletting (including brokerage fees, solicitors fees and the costs of any alterations or repairs needed to facilitate the reletting); second, to the payment of any amounts owed to the Landlord by the Tenant that are not Rent or Rental Taxes; third, to the payment of Rent and Rental Taxes in arrears, and the residue, if any, will be held by the Landlord and applied to payment of future Rent and Rental Taxes as it becomes due and payable. If the Rent and Rental Taxes received from a reletting during a month are less than that to be paid by the Tenant during that month, the Tenant will pay the deficiency to the Landlord (which deficiency will be calculated and paid monthly in advance on or before the first day of every month). If the Landlord repossesses the Premises in accordance with this Section 15.02(a)(iii), the Landlord may remove all property from the Premises, sell or dispose of it as the Landlord deems fit or store it at the Tenant’s cost, without notice, without legal proceedings, without liability for loss or damage and without prejudice to the Landlord’s rights to recover damages and all other amounts which the Landlord is entitled to claim by reason of the Tenant’s breach of this Lease. If the Landlord relets without terminating, It may afterwards elect to terminate this Lease for the previous default;

(b)

Upon the occurrence of an Event of Default, the Landlord shall be entitled to recover from the Tenant all damages, costs and expenses incurred by the Landlord as a result of the default by the Tenant including, without limitation, all arrears of Rent, all legal fees on a solicitor and client basis (including, without limitation, those incurred in connection with recovery of possession of the Premises or in connection with the recovery of Rent or Rental Taxes) and, if this Lease is terminated by the Landlord, any deficiency between those amounts which would have been payable by the Tenant for the portion of the Term following any termination and the net amounts actually received by the Landlord during such period of time with respect to the Premises.

15.03	LANDLORD MAY CURE THE TENANTS DEFAULT

If the Tenant defaults in the payment of money that it is required under this Lease to pay to a third party, the Landlord may, after giving five (5) days prior written notice to the Tenant, pay all or any part of the amount payable. If the Tenant defaults under this Lease (except for a default in the payment of Rent or Rental Taxes), the Landlord may, except in the case of an emergency where no notice is required, perform or cause to be performed all or part of what the Tenant failed to perform after giving the appropriate notice provided for in Section 15.01 of this lease or such lesser notice as is expressly provided for elsewhere in this lease, and may enter the Premises and do such things that it considers necessary for that purpose. The Landlord will have no liability to the Tenant for loss or damages resulting from its action or entry on the Premises and the Tenant will pay to the Landlord on demand the Landlord’s expenses plus fifteen percent (15%) of those expenses for the Landlord’s overhead.

15.04	WAIVER OF EXEMPTION FROM DISTRESS

Notwithstanding any Applicable Laws or any legal or equitable rule of law, none of the inventory, furniture, equipment or other property of the Tenant that is, or was at any time, owned by the Tenant is exempt from levy by distress for Rent.

15.05	APPLICATION OF MONEY

The Landlord may apply money received from or due to the Tenant against money due and payable under this Lease. The Landlord may impute any payment made by or on behalf of the Tenant towards the payment of any amount due and owing by the Tenant at the date of such payment, regardless of any designation or imputation by the Tenant.

15.06	REMEDIES GENERALLY

The remedies under this lease are cumulative and no remedy is exclusive or dependent upon any other remedy. Anyone or more remedies may be exercised generally or in combination. The specifying or use of a remedy under this lease does not limit the right to use other remedies available under this Lease or generally at law. Except as otherwise expressly set out in this Lease, the Tenants only remedy in respect of any breach by the Landlord under this lease shall be for damages.

ARTICLE 16

MISCELLANEOUS

16.01	RULES AND REGULATIONS

The Landlord, acting reasonably, may adopt rules and regulations which may differentiate between different types of businesses in the Building. Each rule and regulation, as revised from time to time, forms part of this Lease as soon as the rule, regulation or revision is made known to the Tenant. The Tenant will comply with each rule and regulation and each revision thereof. No rule or regulation, however, will contradict the terms, covenants and conditions of this Lease. The Landlord is not responsible to the Tenant for the non-observance of a rule or regulation by any other tenant of Leasable Premises or occupant of the Building or of the terms, covenants or conditions of any other lease of Leasable Premises.

16.02	OVERHOLDING - NO TACIT RENEWAL

If the Tenant remains in possession of the Premises after the Term with the consent of the Landlord but without executing a new lease, there is no tacit renewal of this Lease despite any statutory provision or legal presumption to the contrary. The Tenant will occupy the Premises on a month-to-month basis only on the same terms and conditions set out in this Lease except for any right of extension or renewal and except that the rate per square foot of Basic Rent shall be equal to one hundred and fifty percent (150%) of the rate per square foot of Basic Rent which was payable by the Tenant as at the last day of the Term.

16.03	RELATIONSHIP OF PARTIES - NO PARTNERSHIP OR AGENCY

Nothing contained in this Lease or as a result of any acts of the parties hereto will be deemed to create any relationship between the parties hereto other than that of Landlord and Tenant.

16.04	ACCORD AND SATISFACTION

Payment by the Tenant or receipt by the Landlord of less than the required monthly payment of Basic Rent is on account of the earliest stipulated Basic Rent. An endorsement or statement on a cheque or letter accompanying a cheque or payment as Rent is not an acknowledgment of full payment or an accord and satisfaction, and the Landlord may accept and cash the cheque or payment without prejudice to its right to recover the balance of the Rent or pursue its other remedies.

16.05	TENANT PARTNERSHIP

If the Tenant is a partnership each Person who is a member of the partnership, and each Person who becomes a member of a successor of the partnership, is liable jointly and severally as Tenant under this Lease and will continue to be liable’ after that Person ceases to be a member of the partnership or a successor of the partnership and after the partnership ceases to exist.

16.06	WAIVER

The waiver by the Landlord or the Tenant of a default under this Lease is not a waiver of any subsequent default. The Landlord’s acceptance of Rent after a default is not a waiver of any preceding default under this Lease even if the Landlord knows of the preceding default at the time of acceptance of the Rent. No term, covenant or condition of this Lease will be considered to have been waived by the Landlord or the Tenant unless the waiver is in writing. The Tenant waives any statutory or other rights in respect of abatement, set-off or compensation in its favor that may exist or come to exist in connection with Rent.

16.07	SUCCESSORS

The rights and obligations under this Lease extend to and bind the successors and assigns of the Landlord and, if Article 12 is complied with, the heirs, executors, administrators and permitted successors and permitted assigns of the Tenant. If there is more than one Tenant, or more than one Person comprising the Tenant, each is bound jointly and severally by this Lease.

16.08	FORCE MAJEURE

Despite anything contained in this lease to the contrary, if the Landlord or the Tenant is, in good faith, delayed or prevented from doing anything required by this lease because of a strike, labour trouble, inability to get materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God, or any other similar reason, that is not the fault of the party delayed, the doing of the thing is excused for the period of the delay and the party delayed will do what was delayed or prevented within the appropriate period after the delay. The preceding sentence does not excuse the Tenant from payment of Rent or the Landlord from payment of amounts that it is required to pay, in the amounts and at the times specified in this lease.

16.09	NOTICES

Notices, demands, requests or other instruments under this Lease will be delivered or sent by facsimile or registered mail postage prepaid and addressed (a) if to the Landlord, as indicated in Section 1.01(b) of this Lease or to such other Person at any other address that the Landlord designates by written notice, and (b) if to the Tenant, at the Premises, or, at the Landlord’s option, to the address set out in Section 1.01 (c). A notice, demand, request or consent will be considered to have been given or made on (i) the day that it is delivered, (ii) the date of transmission if the facsimile is received prior to 5:00 p.m. or (iii) seventy-two (72) hours after the date of mailing. Despite what is stated above, the Tenant acknowledges that if its head office address is stipulated as a post office box or rural route number, then notice will be considered to have been sufficiently given to the Tenant if delivered in person or sent by registered mail to the Premises or, where notice cannot be given in person upon the Premises, by posting the notice upon the Premises. Either party may notify the other in writing of a change of address or the address specified in the notice will be considered the address of the party for the giving of notices under this Lease. If the postal service is interrupted or substantially delayed, any notice, demand, request or other instrument will only be delivered in person. A notice given by or to one Tenant is a notice by or to all of the Persons who are the Tenant under this Lease.

16.10	MANAGEMENT OF THE BUILDING

The Tenant hereby acknowledges to the Landlord that the Building may be managed by a Property Manager which shall, for all intents and purposes, be the party authorized to deal with the Tenant except that the Property Manager may not, in any event, vary or amend any of the terms of this Lease. Unless the Landlord directs the Tenant otherwise in writing, all payments to the Landlord in respect of this Lease shall be made by cheque payable to the Landlord in full.

16.11	REGISTRATION

The Tenant will not register or permit the registration of this Lease or any assignment or sublease or other document evidencing an interest of the Tenant or anyone claiming through or under the Tenant in this Lease or the Premises. However, at the Tenants request and subject to the Tenant paying the Landlord’s costs and expenses, the Tenant may register a notice of lease or caveat which describes the parties, the Term and contains the other minimum information required under the applicable legislation, but the notice of lease or caveat must be in a form satisfactory to the Landlord, acting reasonably. Upon the expiry or earlier termination of this Lease the Tenant shall, at its sole expense, remove the notice of lease or caveat from title to the Building failing which the Landlord shall have the right to do so at the Tenants sole expense. The Landlord may, at its expense, require the Tenant to execute promptly whatever document the Landlord requires for registration on title to the Building or any part of it in connection with this Lease.

16.12	SURVIVAL OF OBLIGATIONS

The indemnity provisions of this Lease and the Landlord’s rights in respect of any failure by the Tenant to perform any of its obligations under this Lease shall remain in full force and effect notwithstanding the expiration or earlier termination of the Term.

16.13	INDUCEMENT TO LEASE

The Inducement to Lease referred to in Section 1.01(k) of this Lease shall be paid by the Landlord to the Tenant as an inducement to the Tenant to enter into this Lease (after deducting any amounts owing to the Landlord) as outlined in Schedule “E” after compliance by the Tenant with its obligations under Schedule “C” and Schedule “E”, including the submission to the Landlord of all necessary documentation outlined in Section 1 of Schedule “E”. Payment of the Inducement to Lease is subject to confirmation that no construction liens, workers’ compensation or other liens have been registered and is subject to compliance by all parties with the construction lien or other relevant legislation in force in the Province and subject to any hold backs specified under such legislation. The Inducement to Lease shall be considered to be an interest-free loan, the balance of which shall be amortized on the basis of an assumed rate of depreciation on a straight-line basis to zero over the initial Term, calculated from the date of payment by the Landlord, and forgivable upon the expiry of the initial Term unless this Lease is terminated by the Landlord in accordance with the provisions of this Lease or the Tenant becomes bankrupt or makes application for relief under any statute for bankrupt or insolvent debtors, in which case the Tenant will repay to the Landlord the unamortized portion of the Inducement to Lease. As security for such payment, the Tenant hereby grants to the Landlord an Immediately attaching security interest in all of the Tenant’s present and after-acquired personal property situated on the Premises, including, without limitation, all trade fixtures, chattels, equipment and the Tenant’s interest in leasehold improvements.

16.14	ACCEPTANCE OF LEASE

The Tenant hereby accepts this Lease of the Premises to be held by it as Tenant, subject to the conditions, restrictions and covenants herein set forth.

IN WITNESS WHEREOF the Landlord and the Tenant have signed and sealed this Lease as of the date first written above.

LANDLORD:

0775021 BC LTD.

Per:	/s/ Attila Koronczay
Authorized Signatory

Attila Koronczay
Print Name

Per:
Authorized Signatory

Print Name

TENANT:

ABCELLERA BIOLOGICS INC.

Per:	/s/ Carl L. Hansen
Authorized Signatory

Carl L. Hansen
Print Name

Per:
Authorized Signatory

Print Name

SCHEDULE “A” - LEGAL DESCRIPTION OF THE BUILDING

[omitted]

SCHEDULE “B” - FLOOR PLAN OF THE PREMISES

[omitted]

SCHEDULE “C” - LANDLORD’S AND TENANT’S WORK

[omitted]

SCHEDULE “D” - RULES AND REGULATIONS

[omitted]

SCHEDULE “E - SPECIAL PROVISIONS

[omitted]

Amendment No. 1 to Office Premises Lease

This Amendment No. 1 to Office Premises Lease (this “Amendment No. l”) is entered as of this 23rd day of January, 2018 (the “Amendment No. 1 Effective Date”), by and between AbCellera Biologics Inc., a company existing under the laws of British Columbia, Canada (“Tenant”), having its principal place of business at 2125 East Mall, Suite 305, Vancouver, B.C. V6T 1Z4, Canada, and 0775021 BC Ltd., a company organized under the laws of British Columbia, having its principal place of business c/o Avison Young Commercial Real Estate (B.C.) Inc., Suite 2900, 1055 West Georgia Street, Vancouver, B.C. V6E 3P3 (“Landlord”). Tenant, on the one hand, and Landlord, on the other, each shall be referred to herein as a “Party” and together as “Parties”.

WHEREAS, Tenant and Landlord entered into an Office Premises Lease dated June 2, 2017 (the “Agreement”);

WHEREAS, Tenant and Landlord desire to amend the Agreement in accordance with Section 2.04(c) thereof to correct an error; and

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

I.	Amendments.

1.	Section 1.01 i. is hereby deleted in its entirety and replaced with the following paragraph:

i.

“Advance Rent” means the sum of Two Hundred Seventeen Thousand Seven Hundred Two Dollars and Twenty-Six Cents ($217,702.26) paid by the Tenant to the Landlord, receipt of which is hereby acknowledged by the Landlord, to be held without interest and to be applied on account of the Rent payable for the first three months of the Term, plus applicable taxes.

2.	Section 1.01 j. is hereby deleted in its entirety and replaced with the following paragraph:

j.	“Security Deposit” means the sum of Eighty-One Thousand Seven Hundred Fifty-Three Dollars and Eighteen Cents ($81,753.18) subject to Section 4.05.

II.	Miscellaneous.

1.

This Amendment No. 1 is hereby incorporated into and made an integral part of the Agreement. Except as amended hereby, all other terms of the Agreement shall remain unchanged and in full force and effect.

2.	The Amendment No. 1 will be governed by, and construed in accordance with, the laws of the Province of British Columbia, without giving effect to any choice or conflict of law provision.

3.

The Parties may execute this Amendment No. 1 in two or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Transmission by facsimile or electronic mail of an executed counterpart of this Amendment No. 1 shall be deemed to constitute due and sufficient delivery of such counterpart. If by electronic mail, the executed Amendment No. 1 must be delivered in a .pdf format. The parties further waive any right to challenge the admissibility or authenticity of this Amendment No. 1 in a court of law based solely on the absence of an original signature.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be executed by their duly authorized representatives.

TENANT: ABCELLERA BIOLOGICS, INC.	LANDLORD: 0775021 BC LTD.

Signature: /s/ Carl L. Hansen	Signature: /s/ Attila Koronczay

Print Name: Carl L. Hansen, Ph.D.	Print Name: Attila Koronczay

Title: President and Chief Executive Officer	Title: GM